Exhibit 2.1

Final Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER, ACCEPTANCE, OR SOLICITATION WITH RESPECT TO ANY SECURITIES, LOANS, OR OTHER INSTRUMENTS. ANY SUCH OFFER, ACCEPTANCE, OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE LAWS, INCLUDING APPLICABLE SECURITIES LAWS. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE RSA EFFECTIVE DATE (AS DEFINED BELOW) ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE RESTRUCTURING TRANSACTIONS (AS DEFINED HEREIN) DESCRIBED HEREIN, WHICH RESTRUCTURING TRANSACTIONS WILL BE SUBJECT TO THE EXECUTION AND DELIVERY OF THE DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN, AND THE CLOSING OF ANY RESTRUCTURING TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including the Restructuring Term Sheet attached hereto as Exhibit A and all other exhibits, annexes, and schedules attached hereto and thereto, each as amended, restated, amended and restated, supplemented, or otherwise modified for time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of October 10, 2025 (the “RSA Execution Date”), by and among the following parties:1

(a)	Medicine Man Technologies Inc., a Nevada corporation (“MMT”), and each of its direct and indirect subsidiaries (collectively, the “Company”), that have executed and delivered counterpart signature pages to this Agreement to counsel to the Ad Hoc Committee (the Persons in this clause (a), collectively, the “Company Parties”);

(b)	the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary funds, accounts, or sub-accounts that beneficially hold, Senior Notes Claims that have executed and delivered counterpart signature pages to this Agreement on the RSA Effective Date or that execute and deliver a Joinder or a Transfer Agreement to counsel to the Company Parties and counsel to the Ad Hoc Committee from and after the RSA Effective Date (the Persons in this clause (b), collectively, the “Consenting Senior Noteholders”);

[1]	Capitalized terms used but not defined in the preamble and Recitals to this Agreement have the meanings ascribed to them in Section 1 hereof.

(c)	Starbuds Louisville LLC, a Colorado limited liability company, and all of its equity owners (collectively, the “Consenting Star Buds Seller Note Parties”); and

(d)	Justin Dye (the “Consulting Party”).

The Company Parties, the Consenting Senior Noteholders, the Consenting Star Buds Seller Note Parties, the Consulting Party, and all other Persons that become a party to this Agreement after the RSA Effective Date in accordance with the terms hereof shall each individually be referred to as a “Party”, and, collectively, the “Parties”.

RECITALS

WHEREAS, the Parties have in good faith and at arm’s length negotiated, or been apprised of, certain key terms of proposed restructuring transactions with respect to the operations and capital structure of the Company on the terms set forth in this Agreement and the restructuring term sheet attached hereto as Exhibit A (together with all exhibits, schedules and appendices annexed to such term sheet, the “Restructuring Term Sheet”, and all restructuring transactions described in this Agreement and the Restructuring Term Sheet, and as contemplated by the Definitive Documents, collectively, the “Restructuring Transactions”);

WHEREAS, the Parties intend to implement the Restructuring Transactions, subject to this Agreement, the Restructuring Term Sheet and the other Definitive Documents, by:

(a)	negotiating and executing the asset purchase agreement, which shall be consistent with the Restructuring Term Sheet and otherwise in form and substance acceptable to the Company and the Ad Hoc Committee (the “APA”), pursuant to which an entity established for the benefit of, and designated by, the Ad Hoc Committee as the “purchaser” under the APA (the “Purchaser”) shall seek, in connection with the Sale Proceeding (as defined below), to acquire the Acquired Assets and assume the Assumed Liabilities, in each case, as shall be expressly set forth in the APA (collectively, the “Sale Transaction”);

(b)	implementing the Sale Transaction through a public disposition of collateral pursuant to §§ 9-610 and 9-611 of the Uniform Commercial Code (“UCC”), to be conducted by the Senior Notes Collateral Agent, coupled with a consensual assignment and transfer of other property by the Company Parties to the Purchaser (or if applicable, the winning bidder), as set forth in more detail in the Restructuring Term Sheet (the “Sale Proceeding”);

(c)	consummating the liquidation of the Excluded Assets and the treatment of the Excluded Liabilities of the applicable Company Parties, and winding down the applicable Company Parties (each, a “Liquidation Transaction”, and collectively, the “Liquidation Transactions”), through the commencement of one or more proceedings under applicable state law (including, without limitation, a receivership, liquidation, foreclosure, dissolution, and/or an assignment for the benefit of creditors), in each case, as determined by the Ad Hoc Committee and reasonably acceptable to the Company (each, a “Liquidation Proceeding”, and collectively, the “Liquidation Proceedings”); and

(d)	adopting plans for the post-restructuring compensation, retention, bonus, and incentive structure for leadership, management, and key employees of NewCo, through the Management Incentive Plan, Consulting Agreement, Employee Retention Plan, and Executive Employment Agreements (each as defined below), in each case, in accordance with this Agreement and the Restructuring Term Sheet.

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions in accordance with and subject to the terms and conditions set forth in this Agreement and the Restructuring Term Sheet;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.               Definitions and Interpretation.

1.01.        Definitions. The following terms shall have the following definitions:

“Acquired Assets” has the meaning set forth in the Restructuring Term Sheet.

“Ad Hoc Committee” means the ad hoc committee of certain Senior Noteholders that have signed this Agreement as of the RSA Effective Date (consisting of the Required Consenting Senior Noteholder), represented by the Ad Hoc Committee Advisors.

“Ad Hoc Committee Advisors” means the advisors to the Ad Hoc Committee, including: (a) Eversheds Sutherland, as lead counsel, (b) Paul Hastings, LLP, as counsel to the Senior Notes Collateral Agent, (c) Davis Graham & Stubbs LLP, as local counsel, (d) Vicente LLP, as regulatory counsel, (e) Ducera, as financial advisor, and (f) such other professionals that may be retained by or on behalf of the Ad Hoc Committee (including the retention of any such professional by Eversheds Sutherland).

“Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person and shall also include any Related Fund of such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the Preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 16.01, including the Restructuring Term Sheet, which are expressly incorporated herein and made part of this Agreement.

“Altmore Claims” has the meaning set forth in the Restructuring Term Sheet.

“Approved Budget” has the meaning set forth in Section 7.01(q).

“Alternative Restructuring” means a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, financing (debt or equity, including any debtor-in-possession or exit financing), use of cash collateral, joint venture, partnership, liquidation or winding up, exchange offer, tender offer, asset sale, recapitalization, plan of reorganization, share issuance, share exchange, consent solicitation, business combination, or similar transaction or series of transactions involving one or more of the Company Parties, or the debt, equity, or other interests in any one or more Company Parties, other than the Restructuring Transactions as contemplated by this Agreement.

“Alternative Restructuring Proposal” means any written or verbal inquiry, plan, proposal, offer, bid, term sheet, letter, letter of intent, discussion, or agreement with respect to an Alternative Restructuring.

“APA” has the meaning set forth in the Recitals hereto.

“APA Agreement Date” has the meaning set forth in the Restructuring Term Sheet.

“Asset Purchase Documents” means, collectively, the APA and all other definitive agreements, documents, instruments, pleadings, orders, or other related documents necessary or desirable to implement and consummate the Sale Transaction, each of which shall contain terms and conditions that are consistent with this Agreement and the Restructuring Term Sheet and otherwise be in form and substance acceptable to the Company and the Required Consenting Senior Noteholder.

“Assumed Liabilities” has the meaning set forth in the Restructuring Term Sheet.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Board” has the meaning set forth in Section 2(d).

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Cannabis License” means any license permitting a Person to cultivate, produce, warehouse, store, transport, modify, distribute or sell cannabis or THC-infused products to medical or recreational purchasers in any jurisdiction in the United States or any territory or state thereof.

“Causes of Action” means any and all claims, interests, damages, remedies, causes of action, demands, rights, debts, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, asserted or assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the date hereof, in contract, tort, Law, equity, or otherwise, including: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law or in equity; and (b) the right to object to or otherwise contest Claims or Equity Interests.

“Claim” means any right to (a) payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” has the meaning set forth in Section 5.02(d).

“Commitment Amount” has the meaning set forth in Section 5.02(d).

“Commitment Party” has the meaning set forth in Section 5.02(d).

“Company” has the meaning set forth in the Preamble to this Agreement.

“Company Claims/Equity Interests” means any Claim against, or Equity Interest in, a Company Party.

“Company Parties” has the meaning set forth in the Preamble to this Agreement.

“Company Parties’ Advisors” means the advisors to the Company Parties, including: (a) Polsinelli PC, as counsel, and (b) Oppenheimer & Co. Inc., as financial advisor.

“Consenting Senior Noteholders” has the meaning set forth in the Preamble to this Agreement.

“Consenting Star Buds Seller Note Parties” has the meaning set forth in the Preamble to this Agreement.

“Consulting Agreement” has the meaning set forth in the Restructuring Term Sheet.

“Consulting Party” has the meaning set forth in the Preamble to this Agreement.

“Consulting Party Financing Opportunity” has the meaning set forth in the Restructuring Term Sheet.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. § 801 et seq.), and any rules or regulations promulgated thereunder as in effect from time to time.

“Definitive Documents” means, collectively, each of the documents listed or described in Section 3.01.

“Disbursements Variance” has the meaning set forth in Section 7.01(q).

“Ducera” means Ducera Partners LLC.

“Election Deadline” means the deadline for the Consulting Party to irrevocably elect to participate in the Consulting Party Financing Opportunity, and shall occur on the APA Effective Date.

“Employee Retention Plan” has the meaning set forth in the Restructuring Term Sheet.

“Equity Interests” means, with respect to any Person, the shares (or any class thereof) of capital stock (including common stock and preferred stock), limited liability company interests, partnership interests and any other equity, ownership, beneficial or profits interests of such Person, and options, warrants, rights, stock appreciation rights, phantom stock or units, incentives, commitments, calls, redemption rights, repurchase rights or other securities, arrangements or agreements to acquire or subscribe for, or which are convertible into, or exercisable or exchangeable for, the shares (or any class thereof) of capital stock (including common stock and preferred stock), limited liability company interests, partnership interests or any other equity, ownership, beneficial, or profits interests of such Person (in each case, whether or not arising under or in connection with any employment agreement).

“Escrow Account” means a non-interest bearing escrow account, designated in an escrow agreement acceptable to the Company Parties and the Required Consenting Senior Noteholder, into which amounts due under the Consulting Party Financing Opportunity shall be funded in accordance with the New Money Financing Procedures.

“Eversheds Sutherland” means Eversheds Sutherland (US) LLP, in its capacity as lead counsel for the Ad Hoc Committee.

“Executive Employment Agreements” has the meaning set forth in the Restructuring Term Sheet.

“Excluded Assets” has the meaning set forth in the Restructuring Term Sheet.

“Excluded Liabilities” has the meaning set forth in the Restructuring Term Sheet.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Funding Deadline” means the deadline by which the Consulting Party shall be required to fund their purchase of Investment Units in connection with the Consulting Party Financing Opportunity, provided the Consulting Party has timely and validly elected to participate in the Consulting Party Financing Opportunity in accordance with the New Money Financing Procedures. The Funding Deadline shall be specified in a written notice in accordance with the New Money Financing Procedures; provided, that such deadline shall not be later than ten Business Days prior to the anticipated Sale Transaction Effective Date.

“Governmental Body” means any U.S. or non-U.S. federal, municipal, state, local, or foreign government or any agency, bureau, board, commission, court, or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal or other instrumentality thereof, or any other U.S. or non-U.S. stock exchange, or any self-regulatory organization.

“Initial Approved Budget” has the meaning set forth in Section 2(g).

“Investment Units” has the meaning set forth in the Restructuring Term Sheet.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, local, or foreign law (including, in each case, any common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ or other legal requirement, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Body of competent jurisdiction.

“Liquidation Documents” means all definitive agreements, documents, instruments, pleadings, orders, or other related documents necessary or desirable to commence, implement and consummate the Liquidation Proceedings and the Liquidation Transactions, each of which shall contain terms and conditions that are consistent with this Agreement and the Restructuring Term Sheet and shall otherwise be in form and substance acceptable to the Company and the Required Consenting Senior Noteholder.

“Liquidation Proceedings” has the meaning set forth in the Recitals to this Agreement.

“Liquidation Transactions” has the meaning set forth in the Recitals to this Agreement.

“Liquidation Transaction Effective Date” has the meaning set forth in the Restructuring Term Sheet.

“Management Conference Call” has the meaning set forth in Section 7.01(k).

“Milestone” or “Milestones” has the meaning set forth in the Restructuring Term Sheet.

“Minimum Liquidity Test” has the meaning set forth in Section 7.01(q).

“Management Incentive Plan” has the meaning set forth in the Restructuring Term Sheet.

“MMT” has the meaning set forth in the Preamble to this Agreement.

“Mutual Release Agreement” has the meaning set forth in the Restructuring Term Sheet.

“New Equity Interests” has the meaning set forth in the Restructuring Term Sheet.

“New First Lien Debt” has the meaning set forth in the Restructuring Term Sheet.

“New First Lien Debt Documents” has the meaning set forth in the Restructuring Term Sheet.

“New Money Financings” has the meaning set forth in the Restructuring Term Sheet.

“New Money Financing Procedures” has the meaning set forth in Section 5.02(c).

“New Organizational Documents” means the Organizational Documents of NewCo and its direct and indirect subsidiaries (including the Purchaser), including, without limitation, with respect to the New Equity Interests, each of which shall be in form and substance acceptable to the Required Consenting Senior Noteholder.

“New Tranche A First Lien Debt” has the meaning set forth in the Restructuring Term Sheet.

“New Tranche B First Lien Debt” has the meaning set forth in the Restructuring Term Sheet.

“NewCo” has the meaning set forth in the Restructuring Term Sheet.

“Non-Purchased Financing Opportunity Amount” has the meaning set forth in Section 5.02(d).

“No Recourse Party” has the meaning set forth in Section 16.22.

“Notice of Events of Default” means that certain Notice of Events of Default, Acceleration of Obligations and Reservation of Rights letter delivered by the holders of a majority of the principal amount of the Senior Notes outstanding to MMT on May 15, 2025.

“Organizational Documents” means, with respect to any Person, other than a natural person, the formation and governance documents of such Person, including any certificate of incorporation, certificate of formation, charter, certificate of limited partnership, articles of organization, by-laws, partnership agreement, operating, limited liability company or members agreement, shareholder agreement, shareholder documents or similar documents.

“Outside Sale Transaction Effective Date” has the meaning set forth in the Restructuring Term Sheet.

“Permits” means any license, permit, registration, authorization, approval, certificate of authority, accreditation, qualification, or similar document or authority that has been issued or granted by any Governmental Body or Third-Party Association, including, without limitation, any Cannabis License.

“Permitted Transferee” means each transferee of any Company Claims/Equity Interests who meets the requirements of Section 10.01.

“Permitted Variances” has the meaning set forth in Section 7.01(q).

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Body, a third-party association, or any legal entity, estate, or association.

“Proceeding” means any action, claim, complaint, petition, suit, arbitration, mediation, alternative dispute resolution procedure, hearing, audit, examination, investigation, or other proceeding by or before any Governmental Body.

“Purchaser” has the meaning set forth in the Recitals to this Agreement.

“Receipts Variance” has the meaning set forth in Section 7.01(q).

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised or managed by (a) such Person, (b) an Affiliate of such Person, or (c) the same investment manager, advisor, or subadvisor that controls, advises, or manages such Person or an Affiliate of such investment manager, advisor or subadvisor.

“Required Consenting Senior Noteholder” means Vireo Health of Colorado, LLC, a Colorado limited liability company and wholly owned indirect subsidiary of Vireo Growth Inc.

“Restructuring Term Sheet” has the meaning set forth in the Recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the Recitals to this Agreement.

“Restructuring Transactions Memorandum” means a document setting forth the material components of the Restructuring Transactions, including a summary of any transaction steps necessary to complete the Sale Transaction and the Liquidation Transactions, which shall be in form and substance acceptable to the Company and the Required Consenting Senior Noteholder.

“RSA Effective Date” has the meaning set forth in Section 2.

“RSA Execution Date” has the meaning set forth in the Preamble to this Agreement.

“RSA Effective Period” means, with respect to a Party, the period from (a) the later of (i) the RSA Effective Date, and (ii) the date such Party becomes a Party to this Agreement, to (b) the Termination Date.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“Sale Proceeding” has the meaning set forth in the Recitals to this Agreement.

“Sale Transaction” has the meaning set forth in the Recitals to this Agreement.

“Sale Transaction Effective Date” has the meaning set forth in the Restructuring Term Sheet.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Noteholders” means holders of, or investment advisors, sub-advisors or managers of discretionary funds, accounts or sub-accounts that beneficially hold, Senior Notes.

“Senior Notes” means the senior secured notes outstanding under the Senior Notes Indenture.

“Senior Notes Claim” means any and all Claims against each of the Senior Notes Obligors arising under, derived from, based on, or related to the Senior Notes.

“Senior Notes Collateral” has the meaning set forth in Section 7.03(c).

“Senior Notes Collateral Agent” means Chicago Atlantic Admin, LLC, in its capacity as collateral agent under the Senior Notes Indenture, or any successor collateral agent thereunder.

“Senior Notes Documents” means, collectively, (a) the Senior Notes, (b) the Senior Notes Indenture, and (c) any other agreements, documents, instruments, or other related documents delivered or entered into or in connection with the Senior Notes and the Senior Notes Indenture, including, without limitation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, as any of the foregoing may be amended, modified, or supplemented from time to time in accordance with the terms thereof (including any cash management arrangements, and ancillary facilities).

“Senior Notes Guarantors” means the guarantors party to the Senior Notes Indenture from time to time.

“Senior Notes Indenture” means that certain Indenture, dated as of December 7, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among MMT, the Senior Notes Guarantors party thereto from time to time, the Senior Notes Trustee and the Senior Notes Collateral Agent, pursuant to which MMT issued the 13% Senior Secured Convertible Notes due December 7, 2026.

“Senior Notes Issuer” means MMT in its capacity as the issuer of the Senior Notes under the Senior Notes Indenture.

“Senior Notes Liens” has the meaning set forth in Section 7.03(c).

“Senior Notes Obligations” has the meaning set forth in Section 7.03(b).

“Senior Notes Obligors” means the Senior Notes Issuer and the Senior Notes Guarantors.

“Senior Notes Trustee” means Ankura Trust Company, LLC, in its capacity as trustee under the Senior Notes Indenture, or any successor trustee thereunder.

“Special Committee” has the meaning set forth in Section 2(d).

“Specified Defaults” means, collectively, the Specified Defaults and the Specified Events of Default, each as defined in the Notice of Events of Default.

“Star Buds Lessor Parties” has the meaning set forth in the Restructuring Term Sheet.

“Star Buds Seller Notes” means the accrued but unpaid amount of any “Deferred Cash Payment” and “Interest Payments” owed by certain of the Company Parties under that certain Asset Purchase Agreement, dated as of June 5, 2020, by and among (a) SBUD, LLC, as Buyer, (b) MMT, as Parent, (c) Starbuds Louisville LLC, as Seller, and (d) each of the members of Seller (representing all the equity owners of Seller), which obligations are secured by the “Collateral” as defined in that certain Security Agreement dated as of March 2, 2021, by and between Buyer, MMT and Starbuds Louisville LLC, as Secured Party.

“Star Buds Seller Notes Claims” means any and all Claims against any of the Company Parties arising under, derived from, based on, or related to any of the Star Buds Seller Notes.

“Star Buds Term Sheet” has the meaning set forth in the Restructuring Term Sheet.

“Termination Date” means, with respect to a Party, the date on which termination of this Agreement is effective in accordance with Section 14.01, Section 14.02, Section 14.03, Section 14.04 or Section 14.05.

“Testing Period” has the meaning set forth in Section 7.01(q).

“Third Party Association” means any trade, industry, business, or sector association, body, group or council, or similar entity.

“Transaction Expenses” means all reasonable and documented fees, costs, and expenses of (i) the Ad Hoc Committee and each of the Ad Hoc Committee Advisors, and (ii) each of the Company Parties’ Advisors, in each case, incurred in connection with the Company, the Senior Notes, the Sale Transaction, the Liquidation Transactions, the Liquidation Proceedings or any other Restructuring Transactions, the negotiation, formulation, preparation, execution, delivery, implementation, consummation, and/or enforcement of this Agreement and/or any of the other Definitive Documents, and the transactions contemplated hereby or thereby, including any amendments, waivers, consents, supplements, or other modifications to any of the foregoing (in the case of Ducera, consistent with the fee reimbursement letter entered into between the applicable Company Parties, the Senior Notes Collateral Agent and Ducera).

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, loan, grant, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit B.

“UCC” has the meaning set forth in the Recitals to this Agreement.

“Updated Budget” has the meaning set forth in Section 7.01(q).

“Variance Report” has the meaning set forth in Section 7.01(q).

1.02.        Interpretation. For purposes of this Agreement:

(a)             in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)            capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)             unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)            unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified or replaced from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e)             unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)             the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)            captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)            references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i)              the use of “include” or “including” is without limitation, whether stated or not;

(j)              unless otherwise specified, references to “days” shall mean calendar days;

(k)            “$” shall mean U.S. dollars; and

(l)             (i) the phrase “counsel to the Ad Hoc Committee” refers in this Agreement to the applicable counsel specified in clause (a) in the definition of “Ad Hoc Committee Advisors” in Section 1, and (ii) the phrase “counsel to the Company Parties” refers in this Agreement to the counsel specified in Section 16.09(a).

Section 2.               Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties that has executed and delivered counterpart signature pages to this Agreement on the date on which all of the following conditions have been satisfied or waived by the applicable Party or Parties in accordance with this Agreement (such date, the “RSA Effective Date”):

(a)             each of the Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Company Parties and the Ad Hoc Committee;

(b)            Senior Noteholders holding at least 51% of the aggregate outstanding principal amount of Senior Notes (including the Required Consenting Senior Noteholder) shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Company Parties and the Ad Hoc Committee;

(c)             holders or beneficial owners of 100% of the aggregate outstanding principal amount of Star Buds Seller Notes Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(d)            MMT’s board of directors (“Board”) shall have reconstituted the special restructuring committee to the Board to be comprised of three independent directors in a manner that is acceptable to the Ad Hoc Committee, which special committee shall have the sole and exclusive power and authority to negotiate, approve and bind the Company with respect to a restructuring, including the Restructuring Transactions, as set forth in this Agreement and the Restructuring Term Sheet, as evidenced by resolutions duly passed by the Board (which resolutions shall be in form and substance acceptable to the Ad Hoc Committee) (such committee, the “Special Committee”);

(e)            MMT shall have appointed an interim Chief Financial Officer acceptable to the Ad Hoc Committee (it being understood that Philippe Faraut is acceptable);

(f)             The Ad Hoc Committee and MMT shall have agreed in writing on the key terms and conditions of an employee retention plan, it being understood that the terms set forth in the Restructuring Term Sheet are acceptable, which retention plan shall ultimately be in form and substance acceptable to the Ad Hoc Committee;

(g)            the Company Parties shall have delivered to the Ad Hoc Committee a 13-week cash flow forecast in the form attached hereto as Exhibit D, which is in form and substance acceptable to the Required Consenting Senior Noteholder (the “Initial Approved Budget”), reflecting (i) anticipated cash receipts and disbursements for the Company and (ii) a professional fee budget with respect to the anticipated professional fees and expenses to be incurred by the professionals for the Company Parties and the Ad Hoc Committee Advisors during such period; and

(h)            counsel to the Company Parties shall have given notice to counsel to the Ad Hoc Committee in the manner set forth in Section 16.09 (by e-mail or otherwise) that the other conditions to the RSA Effective Date set forth in this Section 2 have been satisfied or occurred.

Section 3.                Definitive Documents.

3.01.        The Definitive Documents governing the Restructuring Transactions shall include this Agreement and all other agreements, instruments, pleadings, orders, forms, questionnaires, and other documents (including all exhibits, schedules, supplements, appendices, annexes, instructions and attachments thereto) that are necessary or advisable to implement or effectuate the Restructuring Transactions, including, without limitation, each of the following (collectively, the “Definitive Documents”):

(a)             the Restructuring Term Sheet;

(b)             the Asset Purchase Documents;

(c)             the Liquidation Documents;

(d)             the New First Lien Debt Documents;

(e)             the New Organizational Documents;

(f)             the Restructuring Transactions Memorandum;

(g)             the Management Incentive Plan;

(h)             the Consulting Agreement;

(i)              the Employee Retention Plan;

(j)              the Executive Employment Agreements;

(k)             the Mutual Release Agreement; and

(l)              any other documents, agreements, instruments, and definitive documentation that may be necessary or desirable to support, facilitate, implement, document, otherwise give effect to, or consummate all or any part of the Restructuring Transactions, each of which shall be consistent with this Agreement and the Restructuring Term Sheet and otherwise be in form and substance acceptable to the Required Consenting Senior Noteholder and reasonably acceptable to the Company Parties.

3.02.        The Definitive Documents not executed or in a form attached to this Agreement as of the RSA Execution Date remain subject to negotiation, execution and delivery, as applicable. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and the Restructuring Term Sheet, in each case, as they may be modified, amended, or supplemented in accordance with Section 15, and in each case shall be in form and substance acceptable to the Required Consenting Senior Noteholder and reasonably acceptable to the Company Parties.

Section 4.               Milestones; Consummation of the Restructuring Transactions. On and after the RSA Effective Date, the Company Parties shall implement the Restructuring Transactions in accordance with Milestones set forth in the Restructuring Term Sheet (which are incorporated by reference herein), in each case, unless extended or waived in writing (which may include email from counsel) by the Required Consenting Senior Noteholder in its discretion.

Section 5.               Commitments of the Consenting Senior Noteholders.

5.01.        General Commitments, Forbearances, and Waivers.

(a)             During the RSA Effective Period, each Consenting Senior Noteholder agrees, severally and not jointly, to:

(i)            support the Restructuring Transactions, and vote all Company Claims/Equity Interests owned, held, or otherwise controlled by such Consenting Senior Noteholder and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which it is legally entitled to participate), in each case, in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions; provided, however, that each Consenting Senior Noteholder shall have the right, in its absolute discretion, but shall not be obligated, to (A) waive (to the extent that such Consenting Senior Noteholder has the right to waive) any condition to the consummation of any part of the Restructuring Transactions set forth in any Definitive Document or (B) approve (to the extent that such Consenting Senior Noteholder has the right to approve) any Definitive Document that is not in form and substance acceptable to such Consenting Senior Noteholder;

(ii)           negotiate in good faith the Definitive Documents contemplated by this Agreement or otherwise necessary to effectuate the Restructuring, including, but not limited to the Asset Purchase Agreement, the Mutual Release Agreement, the Management Incentive Plan, the Consulting Agreement, the Employee Retention Plan, the Executive Employment Agreements, and the NewCo Organizational Documents, on the terms and subject to the conditions as set forth in this Agreement and the Restructuring Term Sheet;

(iii)          give any notice, order, instruction, or direction to the Senior Notes Trustee or Senior Notes Collateral Agent necessary to give effect to the Restructuring Transactions; provided, however, that such Consenting Senior Noteholder shall not be obligated hereunder to provide the Senior Notes Trustee, Senior Notes Collateral Agent or any other Person with any indemnities or similar undertakings in connection with taking any such action; and

(iv)          except for the Restructuring Transactions contemplated under this Agreement and the Restructuring Term Sheet (including, without limitation, the exercise of remedies under UCC § 9-610 in connection with the Sale Proceeding), forbear from exercising or directing any Person (including the Senior Notes Trustee or the Senior Notes Collateral Agent) to exercise remedies on account of, (a) the Specified Defaults, (b) any Default or Event of Default (each as defined in the Senior Notes Indenture) under the Senior Notes Documents arising from the Company Parties’ failure to make the interest payment on the Senior Notes due on or about June 30, 2025, and/or any other interest payment on the Senior Notes that shall become due during the RSA Effective Period, and (c) any breach by any Company Party of, and any default or event of default (howsoever described) under, the applicable Senior Notes Documents that shall or may arise as a result of, directly or indirectly, any of the steps, actions, or transactions expressly required or contemplated by, or expressly undertaken pursuant to this Agreement, the Restructuring Term Sheet, any Definitive Document, and the commencement of the Sale Proceeding and the Liquidation Proceedings; provided, however, that (w) the Company Parties stipulate, acknowledge and agree that a “default” for purposes of UCC §§ 9-601 and 9-610(a) exists and is continuing, and, notwithstanding anything contained in this Agreement or the Restructuring Term Sheet to the contrary, nothing contained in this Section 5.01(a)(iv), this Agreement or the Restructuring Term Sheet shall preclude the commencement and implementation of the Sale Proceeding as contemplated by this Agreement and the Restructuring Term Sheet, (x) no Consenting Senior Noteholder shall be required hereunder to provide any trustee and/or agent or other Person (including the Senior Notes Trustee or the Senior Notes Collateral Agent) under any applicable Senior Notes Documents with any additional indemnities or similar undertakings in connection with taking any such action, (y) no Consenting Senior Noteholder shall be required to take, or refrain from taking, any actions contemplated by this Section 5.01(a)(iv) unless expressly contemplated by this Agreement, and (z) nothing in this Section 5.01(a)(iv) shall require the Consenting Senior Noteholders to waive the Specified Defaults or any other default or event of default, or any of the obligations arising under, or liens or other encumbrances created by, any of the Senior Notes Documents; provided, further, however, that, for the avoidance of doubt, it is understood and agreed that any forbearance granted pursuant to this Section 5.01(a)(iv) shall be effective during the RSA Effective Period only and shall not be deemed to be a permanent forbearance from the exercise of remedies on account of the Specified Defaults or any other default or event of default arising under the Senior Notes Documents;

(v)           in consultation with regulatory counsel for each of the Ad Hoc Committee and the Company Parties, promptly and diligently complete and submit (and pay any fees required by regulatory authorities in connection with) all applications, notices and other documents and forms, and provide all information, required or requested by applicable cannabis regulatory authorities (including all applicable filings that may be required for active or passive owners) in each state and local jurisdiction in the United States in which NewCo or its subsidiaries would be anticipated to conduct business following consummation of the Sale Transaction, to the extent necessary or appropriate in connection with obtaining regulatory approvals in such jurisdictions for the Sale Transaction and the ownership and business operations of NewCo; and

(vi)          without limiting any rights under Section 14, negotiate in good faith and, to the extent it is contemplated to become a party thereto, execute, deliver, and use commercially reasonable efforts to perform their obligations under, and consummate the transactions contemplated by, the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement.

(b)            During the RSA Effective Period, each Consenting Senior Noteholder agrees, severally and not jointly, in respect of all of its Company Claims/Equity Interests, that it shall not directly or indirectly:

(i)            object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions;

(ii)           seek, solicit, encourage, propose, file, support, participate, consent to, or vote (or allow any proxy appointed by it to vote) for any Alternative Restructuring Proposal or engage in any discussions or negotiations with any Person related to an Alternative Restructuring Proposal (it being understood, for the avoidance of doubt, that, notwithstanding anything contained herein to the contrary, the Ad Hoc Committee and the Ad Hoc Committee Advisors shall be authorized to communicate and negotiate directly with the holders of the Altmore Claims and general unsecured claims in an effort to seek to consensually amend, restructure or modify all or a portion of such claims on terms and conditions acceptable to the Ad Hoc Committee in its discretion, and the Company Parties shall cooperate with the Ad Hoc Committee and the Ad Hoc Committee Advisors to facilitate such negotiations, if so requested);

(iii)          execute or file any motion, pleading, agreement, instrument, order, form, or other document with any court, regulatory authority or Government Agency (including any modifications or amendments thereof) that is materially inconsistent with this Agreement;

(iv)          initiate, or have initiated on its behalf, any litigation or Proceeding of any kind with respect to the Restructuring Transactions contemplated herein against the Company Parties or the other Parties, other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(v)           exercise any right or remedy for the enforcement, collection, or recovery of any Company Claims/Equity Interests; provided, however, that nothing in this Agreement shall prevent any Consenting Senior Noteholder from enforcing this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(vi)          object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located; or

(vii)         direct any other Person to take any of the actions listed in clauses (i) through (vi) of this Section 5.01(b).

5.02.        New Money Financings / Commitments.

(a)            In furtherance of the provisions of the Restructuring Term Sheet, the Company Parties shall implement the New Money Financings and shall make available the Consulting Party Financing Opportunity in accordance with and subject to the terms of this Agreement and the Restructuring Term Sheet, including the New Money Financing Procedures.

(b)            In connection with the New First Lein Debt, the Consenting Star Buds Seller Note Parties hereby agree, in accordance with and subject to the terms and conditions set forth in this Agreement and the Definitive Documents governing the New First Lien Debt, to enter into the applicable New First Lien Debt Documents with respect to the New Tranche A First Lien Debt as of the Sale Transaction Effective Date, whereby, among other things, the entire amount of the Star Buds Claims would be refinanced.

(c)            In connection with the Consulting Party Financing Opportunity, if the Consulting Party timely certifies that they are an “accredited investor” (as defined under Regulation D of the Securities Act) and timely elects to participate in the Consulting Party Financing Opportunity in accordance with written procedures to be determined by the Required Consenting Senior Noteholder (the “New Money Financing Procedures”) prior to the Election Deadline, the Consulting Party shall be afforded, in accordance with the New Money Financing Procedures, the opportunity to purchase for cash, at par, prior to the Funding Deadline, its pro rata share (as determined by the Consulting Party and reasonably acceptable to the Ad Hoc Committee) of Investment Units consisting of up to $4.5 million in principal amount of New Tranche A First Lien Debt and up to $10.5 million in principal amount of New Tranche B First Lien Debt; provided, that to the extent the Consulting Party elects to participate in the Consulting Party Financing Opportunity for an aggregate amount less than $15 million, the allocation of such purchases shall be in the same proportion between the New Tranche A First Lien Debt and the New Tranche B First Lien Debt (unless otherwise consented to in writing by the Ad Hoc Committee).

(d)            In the event any Investment Units that are made available pursuant to the Consulting Party Financing Opportunity are not timely elected prior to the Election Deadline to be purchased by the Consulting Party in connection with the Consulting Party Financing Opportunity in accordance with the New Money Financing Procedures, or in the event the Consulting Party elects to participate in the Consulting Party Financing Opportunity but defaults in fully funding its purchase amount by the Funding Deadline (the non-purchased portion, if any, of the Consulting Party Financing Opportunity being referred to as the “Non-Purchased Financing Opportunity Amount”), the Required Consenting Senior Noteholder (as it may be amended from time to time in accordance with Section 15.03, the “Commitment Party”) hereby agrees, in accordance with and subject to the terms and conditions set forth in this Agreement and the Definitive Documents governing the New First Lien Debt, to purchase on the Sale Transaction Effective Date an amount of the Non-Purchased Financing Opportunity Amount of Investment Units equal to the remaining amount of the Non-Purchased Financing Opportunity Amount necessary to pay remaining Transaction Expenses (such Commitment Party’s commitment, the “Commitment”, and the amount of such Commitment, the “Commitment Amount”).

(e)            The Commitment Party shall fund its full Commitment Amount to NewCo in accordance with the New Money Financing Procedures not later than the Sale Transaction Effective Date.

(f)             In consideration for the Commitment Party’s Commitment, the Commitment Party shall be entitled to receive the Commitment Premium (as defined in the Restructuring Term Sheet). The Commitment Premium shall be deemed earned as of the date hereof and payable on the Sale Transaction Effective Date.

Section 6.               Additional Provisions Regarding the Consenting Senior Noteholders’ Commitments. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall: (a) affect the ability of any Consenting Senior Noteholder to consult with any other Consenting Senior Noteholder or the Company Parties; (b) impair or waive the rights of any Consenting Senior Noteholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (c) prevent any Consenting Senior Noteholder from enforcing this Agreement or any other Definitive Document or asserting or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any other Definitive Document; (d) limit the ability of a Consenting Senior Noteholder to purchase, sell, exchange or enter into any transactions regarding the Company Claims/Equity Interests, subject to the terms hereof; (e) constitute a waiver or amendment of any term or provision of, or alter or diminish any right or obligation in, any Senior Notes Document, or modify the consent rights of any Consenting Senior Noteholder in any such Senior Notes Document); (f) constitute a termination or release of any liens on, or security interests in, any of the assets or properties of the Company Parties that secure the obligations under any Senior Notes Document; (g) except as and to the extent explicitly set forth herein or the Restructuring Term Sheet, require any Consenting Senior Noteholder to incur, assume, become liable in respect of or suffer to exist any expenses, liabilities, or other obligations, or agree to or become bound by any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to such Consenting Senior Noteholder; (h) prevent a Consenting Senior Noteholder from taking any action that is required in order to comply with applicable Law (provided, however, that if any Consenting Senior Noteholder proposes to take any action that is otherwise inconsistent with this Agreement or the Restructuring Transactions in order to comply with a requirement of applicable Law, such Consenting Senior Noteholder shall provide, to the extent possible without violating applicable Law, at least two (2) Business Days’ advance, written notice to counsel to the Company Parties and counsel to the Ad Hoc Committee); (i) prohibit any Consenting Senior Noteholder from taking any action that is not inconsistent with this Agreement or the Restructuring Transactions); or (j) require any Party to fund or commit to fund any amounts (other than, in the case of the Commitment Party, as required by this Agreement or, in the case of the Consulting Party, in accordance with an election by such Consulting Party to participate in the Consulting Party Financing Opportunity, as applicable) without such Party’s written consent.

Section 7.               Commitments of the Company Parties.

7.01.        Affirmative Commitments. Except as set forth in Section 8, absent the prior written consent or waiver of the Required Consenting Senior Noteholder, during the RSA Effective Period, the Company Parties agree to:

(a)             support, and take all actions necessary, desirable, or reasonably requested by the Required Consenting Senior Noteholder to implement and consummate the Restructuring Transactions as contemplated by this Agreement and the Restructuring Term Sheet;

(b)            to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps reasonably necessary or reasonably requested by the Required Consenting Senior Noteholder to address any such impediment, including, timely filing a formal objection to any motion, application or other Proceeding filed by any Person seeking the entry of an order challenging (x) the amount, validity, allowance, character, enforceability, or priority of any Company Claims/Equity Interests of any of the Consenting Senior Noteholders, or (y) the validity, enforceability or perfection of any lien or other encumbrance securing (or purporting to secure) any Company Claims/Equity Interests of any of the Consenting Senior Noteholders, or (z) the Restructuring Transactions;

(c)             use best efforts to obtain any and all Permits, approvals (including making any necessary regulatory or other filings or notifications), and third-party consents, in each case, that are necessary or advisable for the implementation or consummation of any part of the Restructuring Transactions, as soon as reasonably practicable;

(d)            negotiate in good faith and use commercially reasonable efforts to execute, deliver and perform their obligations under, and consummate the transactions contemplated by, the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement, in each case, as soon as reasonably practicable;

(e)             use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent; provided, however, that the Ad Hoc Committee and the Ad Hoc Committee Advisors shall be authorized to communicate and negotiate directly with the holders of the Altmore Claims and holders of general unsecured claims in an effort to consensually amend, modify or restructure some or all of such Claims on terms and conditions acceptable to the Ad Hoc Committee in its discretion, and, if requested, the Company shall cooperate with the Ad Hoc Committee and the Ad Hoc Committee Advisors to facilitate such negotiations;

(f)             use commercially reasonable efforts to complete the preparation, as soon as practicable after the RSA Effective Date, of each of the Definitive Documents (including all motions, applications, orders, agreements and other documents, each of which, for the avoidance of doubt, shall contain terms and conditions consistent with this Agreement);

(g)            subject to the consent rights set forth herein and in accordance with the applicable Milestones set forth in the Restructuring Term Sheet, (i) file a Form 8-k with the United States Securities and Exchange Commission and issue a corresponding public press release concerning the Restructuring Transactions; (ii) complete the preparation, as soon as reasonably practicable after the RSA Effective Date, of the APA and the other APA Documents, (iii) commence and conduct the Sale Proceeding, (iv) if the Purchaser is the successful bidder in the Sale Proceeding, enter into the APA and consummate the Sale Transaction as soon as reasonably practicable, in accordance with the Milestones, but in any event no later than the Outside Sale Transaction Effective Date, subject to satisfaction (or waiver in accordance with the APA) of the applicable conditions set forth in the APA, (v) complete the preparation for, commence and prosecute the Liquidation Proceedings as soon as reasonably practicable, and (v) effectuate the Liquidation Transactions and all other Restructuring Transactions as soon as reasonably practicable, in accordance with the Milestones;

(h)            subject to the consent rights set forth herein, provide drafts of the Definitive Documents to, and afford a reasonable opportunity for comment and review of such documents by, and consult in good faith with the Ad Hoc Committee and the Ad Hoc Committee Advisors, which opportunity of comment and review shall be not less than five (5) days in advance of any filing, execution, distribution, or use (as applicable) thereof; provided, however, that the obligations of the Company Parties under this Section 7.01(h) shall in no way alter or diminish any right expressly provided to any applicable Consenting Senior Noteholder under this Agreement to review, comment on, and/or consent to the form and/or substance of any document in accordance with the terms hereof;

(i)              promptly notify the Ad Hoc Committee and the Ad Hoc Committee Advisors (and in any event within two (2) Business Days after obtaining knowledge thereof) of:

(i)             the initiation, institution, or commencement of any Proceeding by a Governmental Body or other Person (or communications indicating that the same may be contemplated or threatened) (x) involving any of the Company Parties (including any assets, Permits, businesses, operations, or activities of any of the Company Parties) or any of their respective current or former officers, employees, managers, directors, members, or equityholders (in their capacities as such), (y) challenging the validity of the transactions contemplated by this Agreement or any other Definitive Document, or (z) seeking to enjoin, restrain, or prohibit this Agreement or any other Definitive Document or the consummation of the transactions contemplated hereby or thereby;

(ii)           any breach by any of the Company Parties of any of their obligations, representations, warranties, or covenants set forth in this Agreement;

(iii)           the happening or existence of any event that shall have made any of the conditions precedent to any Person’s obligations set forth in (or to be set forth in) the Restructuring Term Sheet or any of the Definitive Documents to the consummation of the Restructuring Transactions incapable of being satisfied within the Milestones;

(iv)          the occurrence of an event of which any Company Party has knowledge or arising out of a Company Party’s own actions that would allow a Party (other than a Company Party) to terminate this Agreement with respect to any other Party pursuant to Section 14; and/or

(v)           the receipt of notice from any Governmental Body or other Person alleging that the consent of such Person is or may be required under any Organizational Document, material contract, Permit, Law, or otherwise in connection with the consummation of any part of the Restructuring Transactions;

(j)              maintain the good standing and legal existence of each Company Party under the Laws of the jurisdiction in which each such entity is incorporated, organized, or formed (except to the extent that any failure to maintain such Company Party’s good standing arises solely as a result of the commencement of the Liquidation Proceedings); provided, however, this sub-clause (j) shall not apply to a Company Party that does not own any Acquired Assets.

(k)            (i) use commercially reasonable efforts to keep the Ad Hoc Committee informed about the operations of the Company Parties, (ii) use commercially reasonable efforts to direct the current employees, officers, advisors, and other representatives of the Company Parties to provide to the Ad Hoc Committee Advisors, upon written request to the Company Parties’ advisors and subject to obtaining approval of the Company Parties (not to be unreasonably withheld or delayed), (1) reasonable access during normal business hours to the Company Parties’ books, records, and facilities, and (2) upon written request to the advisors of the Company Parties (which may be by email), reasonable access to the senior management and advisors of the Company Parties for the purposes of evaluating the Company Parties’ assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs, and (iii) arrange for a teleconference (the “Management Conference Call”) to take place weekly, which Management Conference Call shall (1) require participation by at least one senior member of the Company Parties’ management team and permit participation by the Company Parties’ counsel and advisors and such members of the Ad Hoc Committee and the Ad Hoc Committee Advisors as elect to participate therein, who shall be provided with an invitation to, and details of, such Management Conference Call as soon as reasonably practicable prior to the scheduled date therefor, and (2) be intended for purposes of discussing, among other things, the Company Parties’ financial information, the Restructuring Transactions and such other information and matters reasonably related thereto or reasonably requested by the Ad Hoc Committee;

(l)              if any Person submits to any of the Company Parties a bid in connection with the Sale Proceeding or submits an unsolicited Alternative Restructuring Proposal, then such Company Party shall (i) within two (2) days of receiving such bid or Alternative Restructuring Proposal, notify counsel to the Ad Hoc Committee of the receipt of such bid or proposal (which notice shall include the identity of the Person(s) involved and the material terms thereof); (ii) provide counsel to the Ad Hoc Committee with regular updates as to the status and progress of such Alternative Restructuring Proposal; (iii) respond promptly to reasonable information requests and questions from counsel to the Ad Hoc Committee relating to such bid or Alternative Restructuring Proposal; (iv) provide the Ad Hoc Committee Advisors with all relevant information regarding (A) any negotiations and/or material discussions relating to any such bid or Alternative Restructuring, and/or (B) any amendments, modifications, or other changes to, or any further material developments of, any such bid or Alternative Restructuring, in any such case as is necessary to keep such counsel contemporaneously informed as to the status and substance of such discussions, negotiations, amendments, modifications, changes, and/or developments; and (v) to the extent any Company Party is bound by a confidentiality agreement with the party providing the bid or Alternative Restructuring Proposal, such Company Party shall ensure that such confidentiality agreement does not prohibit the Company Parties from disclosing the terms of the bid or Alternative Restructuring Proposal in accordance with its obligations hereunder;

(m)            except as otherwise contemplated under this Agreement or any Definitive Document, (i) conduct their businesses and operations in the ordinary course in a manner that is consistent with past practices and in compliance with Law, (ii) comply in all material respects with all Laws applicable to them (except for the Controlled Substances Act and any rules or regulations promulgated thereunder), and maintain in good standing and keep effective all Cannabis Licenses necessary for the operation of the Company Parties’ businesses (but solely to the extent that such Cannabis Licenses relate directly to the Acquired Assets), (iii) maintain their physical assets, properties, and facilities in their working order condition and repair as of the RSA Effective Date, in the ordinary course, in a manner that is consistent with past practices, and in compliance with applicable Permits and Law (ordinary wear and tear and casualty and condemnation excepted), (iv) maintain their respective books and records in the ordinary course, in a manner that is consistent with past practices, and in compliance with Law, (v) maintain all of their material insurance policies, or suitable replacements therefor, in full force and effect, in the ordinary course, in a manner that is consistent with past practices, and in compliance with Law, and (vi) use commercially reasonable efforts to preserve intact their business organizations and relationships with third parties (including creditors, lessors, intellectual property licensors, franchisees, vendors, customers, suppliers, and distributors) and employees in the ordinary course, in a manner that is consistent with past practices, in each case, except (1) as required by Law, (2) as may be required to adhere to the terms of the Approved Budget, (3) as otherwise agreed in writing by the Required Consenting Senior Noteholder, (4) as such relates solely to Excluded Assets or Excluded Liabilities, or (5) as otherwise expressly provided in this Agreement or for actions taken by any member of the Company Parties in connection with the Restructuring Transactions, in each case consistent in all respects with the terms of this Agreement and the other applicable Definitive Documents;

(n)            provide responses in a reasonably timely manner, whether by directing the Company Parties’ advisors to respond or otherwise, to reasonable diligence requests from the Ad Hoc Committee Advisors for purposes of the Consenting Senior Noteholders’ due diligence investigation in respect of the assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs of the Company Parties;

(o)            upon reasonable notice, provide access to all of the Company’s locations in connection with the Sale Transaction and Liquidation Proceedings;

(p)            by not later than the fifteenth day of each calendar month, provide monthly financial statements to the Ad Hoc Committee and the Ad Hoc Committee Advisors, detailing, on a state-by-state basis, full profits and losses, cash flows and balance sheets; and

(q)            comply with the following budget covenants:

(i)            Approved Budget. The Company Parties shall comply with the Approved Budget (as defined below) and shall not make any payments other than as expressly permitted by the Approved Budget. The Approved Budget may not be modified without the written consent (which may include email from counsel) of the Required Consenting Senior Noteholder.

(ii)           Updated Budgets. Commencing on the first Thursday following the RSA Execution Date, and on every Thursday thereafter, the Company Parties shall deliver to the Required Consenting Senior Noteholder and the Ad Hoc Committee Advisors a new rolling-13 week cash flow forecast (each, an “Updated Budget”) covering the thirteen (13) calendar week period commencing on the first day of the week following the week in which the Updated Budget is delivered, which shall be in form and substance acceptable to the Required Consenting Senior Noteholder (the Initial Budget, and each subsequent Updated Budget that is approved by the Required Consenting Senior Noteholder, the “Approved Budget”), it being understood that if the Required Consenting Senior Noteholder has not objected to an Updated Budget within seven (7) calendar days after delivery thereof, the Updated Budget shall be deemed to be an Approved Budget; provided, further, that in the event that the Required Consenting Senior Noteholder objects to the Updated Budget, the then-current budget in effect shall remain the Approved Budget. Each Updated Budget shall include a line item with respect to the Company Parties’ total unrestricted cash, as well as broken out line-item detail for each of cash in the Company Parties’ bank accounts, cash in transit, cash in stores, and any other cash.

(iii)           Variance Report. Not later than 4:00 p.m. prevailing Eastern Time on the first Thursday following the RSA Execution Date and on every Thursday thereafter, the Company Parties shall deliver to the Ad Hoc Committee Advisors (A) a variance report, in each case, in form, scope and detail reasonably acceptable to the Required Consenting Senior Noteholder (each, a “Variance Report”) reflecting the difference, on a line-item basis, between the (a) (i) actual operating and non-operating disbursements (excluding professional fees and expenses) for the most recent week and, separately, for the trailing four weeks, on a cumulative basis (the “Testing Period”), and (ii) budgeted operating and non-operating disbursements (excluding professional fees and expenses) for the Testing Period (as set forth in the Approved Budget in effect for such Testing Period) (“Disbursements Variances”), (b)(i) actual receipts for the Testing Period, and (ii) budgeted receipts for such Testing Period (as set forth in the Approved Budget in effect for such Testing Period) (“Receipts Variances”), and (c) the available cash on hand for the end of such Testing Period and whether the Company Parties are in compliance with the Minimum Liquidity Test as of the end of such Testing Period, and (B) a reasonably detailed explanation of such Disbursements Variance and Receipts Variance; provided, that, after the eighth week and solely at the discretion of the Required Consenting Senior Noteholder, such Variance Report may be delivered on a bi-weekly basis, as opposed to on a weekly basis. The Variance Report shall be certified by an executive officer of MMT and shall be prepared by the Company Parties in good faith and fairly present, in all material respects, the information set forth therein.

(iv)          Permitted Variances. The Company Parties shall not permit the Disbursements Variance (excluding professional fees and expenses) or the Receipts Variance for each Testing Period to exceed 20% (such variances, the “Permitted Variances”).

(v)           Minimum Liquidity: Except as may be modified or waived in advance in writing by the Required Consenting Senior Noteholder, the Company Parties shall at all times maintain an amount of unrestricted cash in its bank accounts of not less than $4.0 million (“Minimum Liquidity Test”).

7.02.        Negative Commitments. Except as may be permitted by Section 8 or as may be modified or waived in advance in writing by the Required Consenting Senior Noteholder, during the RSA Effective Period, each of the Company Parties shall not, directly or indirectly:

(a)             object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)            take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, or consummation of, the Restructuring Transactions;

(c)            (i) execute, deliver, and/or file in any Proceeding any agreement, instrument, motion, pleading, order, form, or other document that is to be utilized to implement or effectuate, or that otherwise relates to, this Agreement and/or the Restructuring Transactions, including any Definitive Documents, that, in whole or in part, is not (x) consistent in any material respect with this Agreement or the Restructuring Transactions, or (y) otherwise in form and substance acceptable to the Required Consenting Senior Noteholder, or, if applicable, file any pleading in any Proceeding seeking authorization to accomplish or effect any of the foregoing, or (ii) waive, amend, or modify any of the Definitive Documents, or file in any Proceeding a pleading seeking to waive, amend, or modify any term or condition of any of the Definitive Documents, in either case, which waiver, amendment, modification, or filing contains any provision that is not (x) consistent in all material respects with this Agreement or the Restructuring Transactions, or (y) otherwise acceptable to the Required Consenting Senior Noteholder;

(d)            seek discovery in connection with, prepare, or commence any proceeding or any other action (including any Restructuring Proceeding) that challenges (i) the amount, validity, allowance, character, enforceability, or priority of any Company Claims/Equity Interests of any of the Consenting Senior Noteholders, (ii) the validity, enforceability, or perfection of any lien or other encumbrance securing any Company Claims/Equity Interests of any of the Consenting Senior Noteholders, (iii) otherwise seek to restrict any contractual rights of any of the Consenting Senior Noteholders under the Senior Notes Documents; (iv) otherwise commence any action against any of the Consenting Senior Noteholders; or (v) support any Person in connection with any of the acts described in this Section 7.02(d);

(e)             assert, or support any assertion by any third party, that, in order to act on the provisions of Section 14 hereof, the Consenting Senior Noteholders shall be required to obtain relief from any stay or injunction on creditor actions in a Proceeding (and the Company Parties hereby waive, to the greatest extent possible, the applicability of any such stay or injunction to the giving of any termination notice in accordance with Section 14 hereof); provided that nothing herein shall prejudice any Party’s right to argue that the giving of such termination notice or the exercise of any remedy was not proper under the Agreement;

(f)             except as expressly contemplated by this Agreement or the Restructuring Term Sheet, enter into any contract with respect to any bridge or debtor-in-possession financing, cash collateral usage, exit financing, and/or other financing, debt or equity arrangements without the advance written consent of the Required Consenting Senior Noteholder;

(g)            except as expressly contemplated by this Agreement or the Restructuring Term Sheet, without the prior written consent of the Required Consenting Senior Noteholder, (A) enter into, establish, adopt, amend, supplement, modify or accelerate (1) any deferred compensation, incentive, success, retention, bonus, or other compensatory arrangements, policies, programs, practices, plans or agreements, including, without limitation, offer letters, employment agreements, consulting agreements, severance arrangements or change of control arrangements with or for the benefit any director, officer, manager or employee of any Company Party, (2) any contacts arrangements, or commitments that entitle any current or former director, officer, employee, manager or agent to indemnification from the Company Parties, or (B) grant or agree to grant any increase in the wages, salary, bonus, commissions, retirement benefits, severance, or other compensation or benefits of any director, manager, employee, or officer of any Company Party, whether scheduled prior to, as of or after the RSA Effective Date, except, in the case of clauses (A) and (B), that is implemented in the ordinary course of business consistent with past practices and is not inconsistent with the Restructuring Transactions contemplated by this Agreement;

(h)            except as expressly contemplated by this Agreement or the Restructuring Term Sheet, without the prior written consent of the Required Consenting Senior Noteholder, (A) authorize, create, issue, sell, or grant any additional Equity Interests in any Company Party or (ii) reclassify, recapitalize, redeem, purchase, acquire, authorize or declare or make any distribution on any Equity Interests in any Company Party; (B) other than in the ordinary course of business and consistent with past practice, (1) incur any indebtedness, guarantee any indebtedness of another entity, and/or guarantee any liabilities relating to the Company Parties’ material contracts and facilities, (2) pledge, encumber, assign, sell, or otherwise transfer, offer, or contract to pledge, encumber, assign, sell, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any assets or Equity Interests in the Company Parties; (C) enter into, amend, supplement, modify, or terminate any material contract or agreement; or (D) allow any Cannabis License or any material permit, license, or regulatory approval to be terminated, revoked, suspended, or modified (but solely to the extent that such Cannabis License, material permit, license, or regulatory approval relates directly to the Acquired Assets);

(i)              incur or commit to incur any capital expenditures, or pay any fees, costs, expenses or other amounts due (including in respect of any shareholder, management, or similar arrangement, but excluding professional fees) to any holders of Company Claims/Equity Interests, in each case, absent the prior written consent of the Required Consenting Senior Noteholder; provided, however, this commitment shall not apply to (i) any obligations of the Company Parties owed to the Star Buds Lessor Parties and Star Brands LLC in the ordinary course of business, including payments on account of leases and licenses, or (ii) any obligations of the Company owed to Dye Capital & Company LLC and its Affiliates in the ordinary course of business on account of that certain marketing services agreement, dated June 17, 2025;

(j)              except to the extent expressly permitted by this Agreement or the Restructuring Term Sheet, seek, solicit, knowingly encourage, propose, assist in, consent to, or vote for, enter into, pursue, consummate, or participate in any discussions or any agreement with any Person regarding, any Alternative Restructuring Proposal;

(k)             except to the extent expressly contemplated by this Agreement or the Restructuring Term Sheet, amend or propose to amend any Company Party’s Organizational Documents without the prior written consent of the Required Consenting Senior Noteholder;

(l)              commence any Proceeding unless the applicable Definitive Documents and materials related thereto shall be consistent with this Agreement and otherwise in form and substance acceptable to the Required Consenting Senior Noteholder;

(m)            announce publicly, or announce to any of the Consenting Senior Noteholders or other holders of Company Claims/Equity Interests, their intention not to support or pursue any of the Restructuring Transactions;

(n)            make or change any tax election (including, with respect to any Company Party that is treated as a partnership or disregarded Entity for U.S. federal income tax purposes, an election to be treated as a corporation for U.S. federal income tax purposes), file any amended tax return, enter into any closing agreement with respect to taxes, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment, enter into any installment sale transaction, adopt or change any accounting methods, practices or periods for tax purposes, make or request any tax ruling, enter into any tax sharing or similar agreement or arrangement, or settle any tax claim or assessment, in each case, without the prior written consent of the Required Consenting Senior Noteholder;

(o)            take or permit any action that would result in a (i) change of ownership of any Company Party under Section 382 of the Code, (ii) disaffiliation of any Company Party from the Company Parties’ consolidated income tax group under Section 1502 of the Code, (iii) realization of any taxable income outside the ordinary course of the Company Parties’ business, or (iii) change of ownership of any Company Party under section 382 of the Tax Code, in each case, except as contemplated by the transactions described herein or the Restructuring Term Sheet; or

(p)            consummate the Restructuring Transactions unless each of the applicable conditions to the consummation of such transactions set forth in this Agreement and the other applicable Definitive Documents has been satisfied or waived by the applicable Persons in accordance with the terms of this Agreement, the Restructuring Term Sheet and the applicable Definitive Documents.

7.03.        Company Admission, Stipulation, Acknowledgement and Agreement. Each of the Company Parties here irrevocably and unconditionally admits, stipulates, acknowledges and agrees as follows:

(a)             pursuant to the Senior Notes Indenture and the Senior Notes Documents, MMT issued the Senior Notes to the Senior Noteholders, and the Senior Notes Guarantors unconditionally and irrevocably guaranteed, on a joint and several basis, the payment in full in cash of all of the Senior Notes Obligations.

(b)            The Senior Notes Obligors acknowledge that the Specified Defaults have occurred and are continuing and that, pursuant to the Notice of Events of Default, the Senior Notes Obligations have been accelerated, but for the Consenting Senior Noteholders agreement to forbear from exercising their default related rights and remedies pursuant to the terms of this Agreement. Accordingly, the Senior Notes Obligors are justly and lawfully indebted under the Senior Notes Documents to the Senior Notes Trustee and the Senior Noteholders, without defense, claim, counterclaim, challenge or offset of any kind, in the aggregate principal amount of at least $108,404,323.98, plus accrued but unpaid interest (including at the default rate in accordance with the terms of the Notice of Events of Default) thereon, plus all fees, costs, expenses (including attorneys’, financial advisors’ and other professionals’ fees and expenses), charges, disbursements, indemnification and reimbursement obligations (contingent or otherwise), and all other amounts that may be due or owing under the Senior Notes Documents (collectively, the “Senior Notes Obligations”);

(c)             Pursuant to the Senior Notes Documents, the Senior Notes Obligors granted to the Senior Notes Collateral Agent, for the benefit of itself and the Senior Noteholders, properly perfected continuing liens on and security interests in (the “Senior Notes Liens”) the Collateral (as defined in the Senior Notes Indenture) (the “Senior Notes Collateral”), and the Senior Notes Liens in the Senior Notes Collateral (A) have been properly recorded and were valid, binding, enforceable, non-avoidable and fully perfected liens and security interests in the Senior Notes Collateral, (B) were granted to or for the benefit of the Senior Notes Collateral Agent and the Senior Noteholders for fair consideration and reasonably equivalent value, and were granted contemporaneously with, or covenanted to be provided as an inducement for, the making of loans and other financial accommodations or consideration secured or obtained thereby, and (C) are senior with priority over any and all other liens on or security interests in the Senior Notes Collateral;

(d)            The Senior Notes Obligations constitute legal, valid, non-avoidable and binding obligations of each of the Senior Notes Obligors, enforceable in accordance with the terms of the Senior Notes Documents, and no portion of the Senior Notes Liens or the Senior Notes Obligations, and no payments made at any time by any of the Senior Notes Obligors to the Senior Notes Trustee or any of the Senior Noteholders, is subject to any contest, attack, objection, challenge, defense, claim, counterclaim or cause of action, including, without limitation, any claim or cause of action seeking avoidance, reduction, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual or otherwise), reclassification, disgorgement, disallowance, impairment, marshalling, surcharge, recovery, or any other claim or cause of action of any kind, nature or description, under law or equity, in each case, that may be asserted by the Senior Notes Obligors or any other Person.

Section 8.               Additional Provisions Regarding the Company Parties’ Commitments.

8.01.        Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party, the Special Committee or the board of directors, board of managers, or similar governing body of a Company Party, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent that the Special Committee determines in good faith, after obtaining the advice of outside counsel, that the taking or failing to take such action would be inconsistent with the Company Party’s fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 8.01 shall not be deemed to constitute a breach of this Agreement; provided that if (and on each occasion) the Special Committee determines not to take any action or to refrain from taking any action with respect to the Restructuring Transactions in accordance with this Section 8.01, the Special Committee shall provide written notice of such determination to the Ad Hoc Committee Advisors within one (1) Business Day of the Special Committee making such determination.

Section 9.               Commitments of the Consenting Star Buds Seller Note Parties and Consulting Party.

9.01.        Affirmative Commitments. Except as otherwise set forth herein, absent the prior written consent or waiver of the Required Consenting Senior Noteholder, during the RSA Effective Period, the Consenting Star Buds Seller Note Parties and the Consulting Party agree to:

(a)            support, and take all actions necessary, desirable, or reasonably requested by the Required Consenting Senior Noteholder to implement and consummate the Restructuring Transactions as contemplated by this Agreement and the Restructuring Term Sheet (including, without limitation, the Star Buds Term Sheet);

(b)            use best efforts to obtain any and all Permits, approvals (including making any necessary regulatory or other filings or notifications), and third-party consents, in each case, that are necessary or advisable for the implementation or consummation of any part of the Restructuring Transactions, as soon as reasonably practicable;

(c)             negotiate in good faith and use commercially reasonable efforts to execute, deliver and perform their obligations under, and consummate the transactions contemplated by the Restructuring Term Sheet and the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement, in each case, as applicable to the Consenting Star Buds Seller Note Parties and the Consulting Party;

(d)            promptly notify the Ad Hoc Committee and the Ad Hoc Committee Advisors (and in any event within two (2) Business Days after obtaining knowledge thereof) of:

(i)            any breach by any of the Consenting Star Buds Seller Note Parties or by the Consulting Party of any of their obligations, representations, warranties, or covenants set forth in this Agreement;

(ii)           the happening or existence of any event that shall have made any of the conditions precedent to any Person’s obligations set forth in (or to be set forth in) the Restructuring Term Sheet or any of the Definitive Documents to the consummation of the Restructuring Transactions incapable of being satisfied;

(iii)          the occurrence of an event of which any Consenting Star Buds Seller Note Party or the Consulting Party has knowledge or arising out of a Consenting Star Buds Seller Note Party’s or the Consulting Party’s own actions that would allow a Party (other than a Consenting Star Buds Seller Note Party or the Consulting Party) to terminate this Agreement with respect to any other Party pursuant to Section 14; and/or

(iv)          the receipt of notice from any Governmental Body or other Person alleging that the consent of such Person is or may be required under any Organizational Document, material contract, Permit, Law, or otherwise in connection with the consummation of any part of the Restructuring Transactions.

9.02.        Negative Commitments. Except as may otherwise be permitted herein or as may be modified or waived in advance in writing by the Required Consenting Senior Noteholder, during the RSA Effective Period, each of the Consenting Star Buds Seller Note Parties and Consulting Party shall not, directly or indirectly:

(a)            object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)            take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, or consummation of, the Restructuring Transactions;

(c)            (i) execute, deliver, and/or file in any Proceeding any agreement, instrument, motion, pleading, order, form, or other document that is to be utilized to implement or effectuate, or that otherwise relates to, this Agreement and/or the Restructuring Transactions, including any Definitive Documents, that, in whole or in part, is not (x) consistent in any material respect with this Agreement or the Restructuring Transactions, or (y) otherwise in form and substance acceptable to the Required Consenting Senior Noteholder, or, if applicable, file any pleading in any Proceeding seeking authorization to accomplish or effect any of the foregoing, or (ii) waive, amend, or modify any of the Definitive Documents, or file in any Proceeding a pleading seeking to waive, amend, or modify any term or condition of any of the Definitive Documents, in either case, which waiver, amendment, modification, or filing contains any provision that is not (x) consistent in all material respects with this Agreement or the Restructuring Transactions, or (y) otherwise acceptable to the Required Consenting Senior Noteholder;

(d)            seek discovery in connection with, prepare, or commence any proceeding or any other action (including any Restructuring Proceeding) that challenges (i) the amount, validity, allowance, character, enforceability, or priority of any Company Claims/Equity Interests of any of the Consenting Senior Noteholders, (ii) the validity, enforceability, or perfection of any lien or other encumbrance securing any Company Claims/Equity Interests of any of the Consenting Senior Noteholders, (iii) otherwise seek to restrict any contractual rights of any of the Consenting Senior Noteholders under the Senior Notes Documents; (iv) otherwise commence any action against any of the Consenting Senior Noteholders; or (iv) support any Person in connection with any of the acts described in this Section 9.02(d);

(e)            seek, solicit, knowingly encourage, propose, assist in, consent to, or vote for, enter into, pursue, consummate, or participate in any discussions or any agreement with any Person regarding, any Alternative Restructuring Proposal; and

(f)             announce publicly or announce to any of the Consenting Senior Noteholders or other holders of Company Claims/Equity Interests, their intention not to support or pursue any of the Restructuring Transactions.

Section 10.             Transfer of Company Claims/Equity Interests.

10.01.      During the RSA Effective Period, no Consenting Senior Noteholder, Consulting Party, or Consenting Star Buds Seller Note Party shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Exchange Act) in any Company Claims/Equity Interests to any Person, whether affiliated or unaffiliated), unless:

(a)             in the case of a proposed Transfer of any Senior Notes Claims, subject to Section 15.03:

(i)            the transferee is either (i) a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), (ii) a non-U.S. person in an “offshore transaction” (as defined under Regulation S under the Securities Act), (iii) an “institutional accredited investor” (as defined in the Rules), or (iv) a Consenting Senior Noteholder; and

(ii)           either (i) the transferee executes and delivers to counsel to the Company Parties and counsel to the Ad Hoc Committee, at or before the time of the proposed Transfer, a Transfer Agreement, or (ii) the transferee is a Consenting Senior Noteholder immediately prior to such Transfer and the transferee provides notice of such Transfer (including the amount and type of the Company Claim/Equity Interest Transferred) to counsel to the Company Parties and counsel to the Ad Hoc Committee, at or before the time of the proposed Transfer;

(b)             in the case of a proposed Transfer of any Senior Notes Claims or other Company Claims/Equity Interests to a transferee that is an Affiliate of the transferor (unless the transferee is already a Consenting Senior Noteholder, the Consulting Party, or a Consenting Star Buds Seller Note Party prior to such proposed Transfer), the transferee executes and delivers to counsel to the Company Parties and counsel to the Ad Hoc Committee, at or before the time of the proposed Transfer, a Transfer Agreement; and

(c)             in the case of any other proposed Transfer of Company Claims/Equity Interests, (i) such Transfer is consented to in writing, at or before the time of the proposed Transfer, by the Required Consenting Senior Noteholder (determined as if the Senior Notes subject to such proposed Transfer were not outstanding) and the Company Parties and (ii) the transferee executes and delivers to counsel to the Company Parties and counsel to the Ad Hoc Committee, at or before the time of the proposed Transfer, a Transfer Agreement.

10.02.      Upon compliance with the requirements of Section 10.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Equity Interests, and the transferee shall be deemed, as applicable, a “Consenting Senior Noteholder” or a “Consenting Star Buds Seller Note Party”, and a “Party” under this Agreement.

10.03.      Notwithstanding anything contained herein to the contrary, (a) any Transfer of Company Claims/Equity Interests in accordance with this Section 10 shall not be deemed to transfer, assign or otherwise affect the Commitments of the Commitment Party, which Commitments shall be transferable solely in accordance with Section 15.03, and (b) in the event a Commitment Party acquires any additional Senior Notes Claims (in accordance with the terms hereof) after the date hereof, such acquisition shall not increase or otherwise affect such Commitment Party’s Commitment.

10.04.      This Agreement shall in no way be construed to preclude the Consenting Senior Noteholders from acquiring additional Company Claims/Equity Interests after the RSA Effective Date; provided, however, that (a) such additional Company Claims/Equity Interests shall automatically and immediately upon acquisition by a Consenting Senior Noteholder be deemed to be subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company or counsel to each of the Consenting Senior Noteholders) and (b) such Consenting Senior Noteholder must provide notice of such acquisition (including the amount and type of the Company Claim/Equity Interest acquired) to counsel to the Company and to counsel to each of the Consenting Senior Noteholders.

10.05.      Notwithstanding anything to the contrary in this Section 10, the restrictions on Transfers set forth in this Section 10 shall not apply to the grant of any liens or encumbrances on any Company Claims/Equity Interests in favor of a bank or broker-dealer holding custody of such Company Claims/Equity Interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such Company Claims/Equity Interests; provided that (a) such lien or encumbrance does not provide or otherwise entitle such party to any voting rights with respect to such Company Claims/Equity Interests, and (b) upon any foreclosure of any such lien or encumbrance, such bank or broker-dealer holding custody of such Company Claims/Equity Interests shall become a party to this Agreement by executing a Joinder and become subject to, among other items, the restrictions on Transfer set forth in this Section 10.

10.06.     In addition, a Person that owns or controls Senior Notes Claims and is not a Consenting Senior Noteholder as of the RSA Effective Date may become a party hereto as a Consenting Senior Noteholder by executing and delivering to counsel to the Company Parties and counsel to the Ad Hoc Committee a Joinder, in which event such Person shall be deemed to be a Consenting Senior Noteholder hereunder as of its date of delivery of such Joinder to the extent of the Senior Notes Claims owned and controlled by such Person.

10.07.     Any Transfer of Company Claims/Equity Interests in violation of this Section 10, shall be void ab initio.

Section 11.             Representations and Warranties of the Consenting Senior Noteholders. Each Consenting Senior Noteholder, severally and not jointly, and solely with respect to itself, represents and warrants that, as of the date such Consenting Senior Noteholder executes and delivers this Agreement, a Transfer Agreement or a Joinder, as applicable:

(a)             it (i) is the beneficial or record owner of the face amount of the Company Claims/Equity Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Equity Interests reflected in such Consenting Senior Noteholder’s signature page to this Agreement, a Transfer Agreement, or a Joinder, as applicable (subject to any Transfer by such Consenting Senior Noteholder made after the RSA Effective Date that is described in a notice delivered pursuant to Section 10.01), and (ii) having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Equity Interests other than those reflected in such Consenting Senior Noteholder’s signature page to this Agreement, a Transfer Agreement, or a Joinder, as applicable (subject to any Transfer to such Consenting Senior Noteholder made after the RSA Effective Date that is described in a notice delivered pursuant to Section 10.01);

(b)             it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Equity Interests (or, with respect to Company Claims/Equity Interests subject to an agreement to purchase that has not closed as of the date hereof, will have such power and authority to take all actions described herein upon closing);

(c)             such Company Claims/Equity Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Senior Noteholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)            it has the full power to vote, approve changes to, and transfer all of its Company Claims/Equity Interests referable to it as contemplated by this Agreement subject to applicable Law (or, with respect to Company Claims/Equity Interests subject to an agreement to purchase that has not closed as of the date hereof, will have such power to take all actions described herein upon closing); and

(e)            (i) it is either (A) a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), (B) not a “U.S. person” (as defined in Regulation S of the Securities Act), or (C) an “accredited investor” (as defined in the Rules), and (ii) any securities acquired by the Consenting Senior Noteholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

It is understood and agreed that the representations and warranties made by a Consenting Senior Noteholder that is an investment manager, advisor, or subadvisor of a beneficial owner of any Company Claims/Equity Interests are made with respect to, and on behalf of, such beneficial owner and not such investment manager, advisor, or subadvisor, and, if applicable, are made severally (and not jointly) with respect to the investment funds, accounts, and other investment vehicles managed by such investment manager, advisor, or subadvisor.

Section 12.             Representations and Warranties of the Consenting Star Buds Seller Note Parties and Consulting Party. Each Consenting Star Buds Seller Note Party and the Consulting Party, severally and not jointly, and solely with respect to itself, represents and warrants that, as of the date such Consenting Star Buds Seller Note Party or Consulting Party executes and delivers this Agreement:

(a)             it (i) is the beneficial or record owner of the face amount of the Company Claims/Equity Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Equity Interests reflected in such Party’s signature page to this Agreement, and (ii) having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Equity Interests other than those reflected in such Party’s signature page to this Agreement;

(b)             it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Equity Interests (or, with respect to Company Claims/Equity Interests subject to an agreement to purchase that has not closed as of the date hereof, will have such power and authority to take all actions described herein upon closing);

(c)             such Company Claims/Equity Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Party’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; and

(d)            it has the full power to vote, approve changes to, and transfer all of its Company Claims/Equity Interests referable to it as contemplated by this Agreement subject to applicable Law (or, with respect to Company Claims/Equity Interests subject to an agreement to purchase that has not closed as of the date hereof, will have such power to take all actions described herein upon closing).

It is understood and agreed that the representations and warranties made by a Consenting Star Buds Seller Note Party or the Consulting Party that is an investment manager, advisor, or subadvisor of a beneficial owner of any Company Claims/Equity Interests are made with respect to, and on behalf of, such beneficial owner and not such investment manager, advisor, or subadvisor, and, if applicable, are made severally (and not jointly) with respect to the investment funds, accounts, and other investment vehicles managed by such investment manager, advisor, or subadvisor.

Section 13.             Mutual Representations, Warranties, and Covenants. Each of the Parties, severally and not jointly, and solely with respect to itself, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement, a Transfer Agreement, or a Joinder, as applicable:

(a)             it is validly existing and in good standing under the Laws of the state or jurisdiction of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)            except as expressly provided in this Agreement, no registration or filing with, consent or approval of, or notice to, or other action is required by any other Person in order for it to enter into this Agreement and effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)             the entry into and performance by it of, and the Restructuring Transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other applicable constitutional documents; and

(d)             it has (or will have, at the relevant times) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and it is not party to (or in discussions with any Person concerning) any Alternative Restructuring Proposal, restructuring or similar agreements or arrangements with any of the other Parties or any other Person that have not been disclosed to all of the Parties to this Agreement.

Section 14.             Termination Events.

14.01.      Required Consenting Senior Noteholder Termination Events.

(a)            This Agreement may be terminated, as to all Parties, by the Required Consenting Senior Noteholder, upon the delivery of a written notice to all Parties in accordance with Section 16.09, upon the occurrence of any of the following events:

(i)            the execution, delivery, and/or filing of any Definitive Document that is inconsistent with this Restructuring Support Agreement, the Restructuring Term Sheet or the Restructuring Transactions, or that remains unacceptable to the Required Consenting Senior Noteholder, for one (1) Business Day after the Required Consenting Senior Noteholder promptly transmits a written notice (which may be by email from counsel to the Ad Hoc Committee) to the Company Parties, detailing any such lack of acceptance; provided, however, for the avoidance of doubt, that any such cure period shall apply solely to the Required Consenting Senior Noteholder’s lack of consent;

(ii)           the breach (or inaccuracy, as applicable) in any respect by any Company Party of any of the representations, warranties, covenants, commitments or other obligations of the Company Parties set forth in this Agreement or the Restructuring Term Sheet that remains uncured for five (5) calendar days after the Required Consenting Senior Noteholder transmits a written notice (which may be by email from counsel to the Ad Hoc Committee) to the Company Parties in accordance with Section 16.09 specifying any such breach;

(iii)          any Company Party makes, or causes to be made, any payment other than to the extent expressly permitted in the Approved Budget (subject to Permitted Variances);

(iv)          the failure to achieve any of the Milestones, unless such Milestone has been expressly waived in writing or extended, in writing (including via email from counsel to the Ad Hoc Committee), by the Required Consenting Senior Noteholder, or the failure to achieve the Milestone is directly caused by, or directly results from, the breach by the Required Consenting Senior Noteholder of its covenants, commitments, or other obligations under this Agreement;

(v)           the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of the Sale Transaction or any of the other Restructuring Transactions and (ii) remains in effect for ten (10) days after the Required Consenting Senior Noteholder transmits a written notice in accordance with Section 16.09 detailing any such issuance; provided, however, that this termination right may not be exercised by the Required Consenting Senior Noteholder if such Required Consenting Senior Noteholder directly or indirectly sought or requested such ruling or order in contravention of any obligation set out in this Agreement; provided further, however, that, at the Company Parties’ sole cost and expense, the Consenting Senior Noteholders will work in good faith to assist the Company Parties in seeking to overturn or vacate such ruling or order;

(vi)          any rescission, revocation, termination, suspension or other material adverse development concerning any Cannabis License (but solely to the extent that such Cannabis License relates directly to the Acquired Assets);

(vii)         except as expressly contemplated by this Agreement, any Company Party, without the prior written consent of the Required Consenting Senior Noteholder: (i) commences a voluntary case under the Bankruptcy Code; (ii) consents to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of any Company Party or a material portion of the property or assets of any Company Party; (iii) seeks any arrangement, adjustment, protection, or relief of its debts; or (iv) makes any general assignment for the benefit of its creditors;

(viii)        (i) the commencement of an involuntary case against any Company Party under the Bankruptcy Code that is not dismissed or withdrawn within twenty-one (21) days; or (ii) except as expressly contemplated by this Agreement, a court of competent jurisdiction enters a ruling, judgment, or order that appoints, or that authorizes or permits the taking of possession by, a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of any Company Party, any Equity Interests held by any Company Party, or a material portion of the property or assets of any Company Party, in each case, other than in connection with the Liquidation Proceedings and the Sale Proceeding contemplated herein;

(ix)           any Company Party: (i) publicly announces, or communicates in writing to any other Party, its intention not to support or pursue any of the Restructuring Transactions; (ii) provides notice to the Ad Hoc Committee Advisors that it is exercising its rights pursuant to Section 8.01; or (iii) publicly announces, or communicates in writing to any other Party, that it intends to enter into, or has entered into, definitive documentation with respect to, an Alternative Restructuring;

(x)            the failure to pay any of the Transaction Expenses when due and payable hereunder (except as may otherwise be agreed to by the applicable professional firm);

(xi)           any of the Company Parties (i) initiates commences or files any action, application, complaint, litigation or other Proceeding seeking to avoid, disallow subordinate, or recharacterize any of the Senior Notes Claims, or (ii) supports any action, application, complaint, litigation or other proceeding referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such proceeding; or

(xii)          any of the Company Parties terminates this Agreement pursuant to Section 14.02.

14.02.     Company Party Termination Events. This Agreement may be terminated, as to all Parties, by MMT, upon the delivery by the Company Parties to each other Party of a written notice to all Parties in accordance with Section 16.09, upon the occurrence of any of the following events:

(a)             termination of this Agreement by the Required Consenting Senior Noteholder in accordance with the terms hereof;

(b)            the breach in any material respect by one or more of the Consenting Senior Noteholders of any of the representations, warranties, covenants, commitments, or other obligations of the Consenting Senior Noteholders set forth in this Agreement, the result of which is that the non-breaching Consenting Senior Noteholders own or control less than 50.1% in aggregate principal amount of all outstanding Senior Notes Claims and such breach remains uncured (if susceptible to cure) for a period of five (5) calendar days after the Company Parties transmit a written notice to the breaching Consenting Senior Noteholders in accordance with Section 16.09 specifying any such breach;

(c)             upon ten (10) days prior notice to all Parties in accordance with Section 16.09, the exercise of the rights of the board of directors, board of managers, or such similar governing body of any Company Party under Section 8.01; or

(d)            the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after such terminating Company Party transmits a written notice in accordance with Section 16.09 detailing any such issuance; provided, however, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement.

The Company Parties shall not be entitled to seek termination of this Agreement if the breach or default asserted by the Company Parties is directly caused by, or directly results from, the breach by any of the Company Parties of its covenants, agreements, or other obligations under this Agreement.

14.03.      Consenting Star Buds Seller Note Party / Consulting Party Termination Events. This Agreement may be terminated by either the Consenting Star Buds Seller Note Parties or the Consulting Party, solely as to the Consenting Star Buds Seller Note Parties or Consulting Party, upon the delivery of written notice by the Consenting Star Buds Seller Note Parties or the Consulting Party, as the case may be, to all other Parties in accordance with Section 16.09, upon the occurrence of any of the following events:

(a)             the termination of this Agreement by the Required Consenting Senior Noteholder or the Company Parties in accordance with the terms hereof;

(b)            the breach in any material respect by (1) the Company Parties of any of the representations, warranties, covenants, commitments, or other obligations of the Company Parties set forth in this Agreement, or (2) one or more of the Consenting Senior Noteholders of any of the representations, warranties, covenants, commitments, or other obligations of the Consenting Senior Noteholders set forth in this Agreement, the result of which is that the non-breaching Consenting Senior Noteholders own or control less than 50.1% in aggregate principal amount of all outstanding Senior Notes Claims and such breach remains uncured (if susceptible to cure) for a period of five (5) calendar days after the Consenting Star Buds Seller Note Parties or Consulting Party, as the case may be, transmit a written notice to the breaching Company Parties or Consenting Senior Noteholders (as applicable) in accordance with Section 16.09 specifying any such breach;

(c)             the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after such terminating Consenting Star Buds Seller Note Party or Consulting Party, as the case may be, transmits a written notice in accordance with Section 16.09 detailing any such issuance; provided, however, that this termination right shall not apply to or be exercised by any Consenting Star Buds Seller Note Party or the Consulting Party, as the case may be, that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement.

The Consenting Star Buds Seller Note Parties or the Consulting Party shall not be entitled to seek termination of this Agreement if the breach or default asserted by the Consenting Star Buds Seller Note Parties or Consulting Party, as the case may be, is directly caused by, or directly results from, the breach by such Party of their covenants, commitments, or other obligations under this Agreement.

14.04.     Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement between the Company and the Required Consenting Senior Noteholder.

14.05.     Automatic Termination. This Agreement shall terminate automatically as to all of the Parties, and shall have no further force or effect, without any further required action or notice immediately after the consummation of the Restructuring Transactions as contemplated herein.

14.06.      Effect of Termination. Upon the occurrence of a Termination Date as to any Party, this Agreement shall be of no further force and effect as to such Party, and such Party shall, except as otherwise expressly provided in this Agreement, be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action; provided, however, that in no event shall any such termination relieve any Party from (a) liability for its breach or non-performance of its obligations under this Agreement prior to the applicable Termination Date, or (b) obligations under this Agreement which by their terms expressly survive termination of this Agreement. Upon the occurrence of a Termination Date prior to the Sale Transaction Effective Date, any and all consents or ballots provided or tendered by the Parties subject to such termination with respect to the Restructuring Transactions, in each case, before such Termination Date, shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions, this Agreement or otherwise. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Senior Noteholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (i) any right of any Company Party or the ability of any Company Party to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Senior Noteholder, and (ii) any right of any Consenting Senior Noteholder, or the ability of any Consenting Senior Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Senior Noteholder. No purported termination of this Agreement shall be effective under this Section 14.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 14.02(c). Nothing in this Section 14.06 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 14.02(c).

Section 15.             Amendments and Waivers.

15.01.     This Agreement may not be modified, amended, or supplemented, in any manner except in accordance with this Section 15.

15.02.     This Agreement may be modified, amended, or supplemented, and any of the requirements of this Agreement or conditions to the consummation of the Restructuring Transactions set forth in this Agreement, the Restructuring Term Sheet or Definitive Documents may be waived, only with the prior written consent of the Company Parties and the Required Consenting Senior Noteholder; provided, however, that (a) any modification or amendment that would have the effect of increasing the Commitment Amount of the Commitment Party shall require the prior written consent of such Commitment Party; and (b) any modification or amendment that would materially adversely affect any rights or obligations of the Consulting Party or the Star Buds Seller Note Parties, respectively, shall require the prior written consent of the Consulting Party or the Star Buds Seller Note Parties, as the case may be.

15.03.      Notwithstanding anything contained in this Agreement to the contrary, no consent or approval of the Company Parties or any other Party shall be required for (i) the assumption of all or any portion of the obligation of a defaulting (or non-exercising) Consulting Party by the Commitment Party as contemplated by Section 5.02(d) of this Agreement, (ii) the assignment to and assumption of all or any portion of the Commitment of the Commitment Party by an Affiliate of such Commitment Party pursuant to an assumption agreement reasonably acceptable to the Required Consenting Senior Noteholder, or (iii) the Transfer of Company Company/Equity Interests in accordance with Section 10 of this Agreement; provided that, prior written notice of any such assumption of all or any portion of a Commitment pursuant to the preceding clause (ii) shall be provided to the Company Parties and the Ad Hoc Committee in order that the Company Parties and the Ad Hoc Committee, in consultation with regulatory counsel, may determine whether such assumption is likely to materially adversely affect or materially delay the receipt of required regulatory approvals for the closing of the Restructuring Transactions, and if the Company Parties and the Ad Hoc Committee determine that such material adverse effect or delay is likely, such reallocation shall be subject to the Company’s and the Ad Hoc Committee’s prior written consent). Prompt written notice of any assumption of Commitments pursuant to the preceding sentence shall be given to the Company Parties, and, subject to the foregoing sentence, this Agreement shall be deemed amended to reflect such assumption.

15.04.     A condition or requirement of this Agreement or the Restructuring Term Sheet may be waived, only in a writing signed by the Party or Parties for whose benefit the condition or requirement to be waived exists (it being understood and agreed that (A) nothing in this Section 15.04 shall be interpreted or construed as requiring all Consenting Senior Noteholders to approve the waiver of any covenant, commitment, agreement, or obligation of the Company Parties set forth in this Agreement, except to the extent that the express terms of such covenant, commitment, agreement, or obligation provide otherwise, and (B) the Required Consenting Senior Noteholder may waive any obligation or requirement of the Company Parties under this Agreement).

15.05.     Any modification, amendment, waiver, or supplement to Section 15 shall require the consent of all of the Parties.

15.06.     Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 15 shall be ineffective and void ab initio.

15.07.     Notwithstanding anything in this Agreement to the contrary, following the execution of any Definitive Document, any amendments, supplements, or modifications to such Definitive Document shall be in accordance with the terms of such Definitive Document and no longer be subject to the consent or approval rights set forth herein.

15.08.     The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 16.             Miscellaneous.

16.01.     Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signature pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, signature pages, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

16.02.     Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary from time to time, to effectuate the Restructuring Transactions, as applicable.

16.03.     Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements, oral or written, among the Parties with respect thereto.

16.04.     GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party agrees that it shall bring any action or Proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Federal District Court for the Southern District of New York in New York City, New York or the state courts located in New York City, New York, Borough of Manhattan, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of any such court; (b) waives any objection to laying venue in any such action or Proceeding in any such court; and (c) waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any Party.

16.05.     TRIAL BY JURY WAIVER. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.06.     Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

16.07.     Rules of Construction. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented, or had the opportunity to be represented, by counsel during the negotiations and drafting of this Agreement.

16.08.     Successors and Assigns; Third-Party Beneficiaries. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, except that each No Recourse Party shall be a third-party beneficiary of Section 16.22. The rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person, except in accordance with Section 10.

16.09.     Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)            if to a Company Party, to:

Medicine Man Technologies, Inc.

865 N. Albion St., 3rd Floor

Denver, CO 80220

Attention: Christine Jones, Chief Legal Officer

Email: christine.jones@schwazze.com

with copies to:

Polsinelli PC

600 Third Avenue, 42nd Floor

New York, NY 10016

Attention: Mark Joachim

E-mail address: mjoachim@polsinelli.com;

(b)           if to a Consenting Senior Noteholder, to the address or e-mail addresses set forth on such Consenting Senior Noteholder’s signature page to this Agreement (or in the signature page to a Joinder or Transfer Agreement, as applicable, in the case of any Consenting Senior Noteholder that becomes a party hereto after the RSA Effective Date), with a copy to:

Eversheds Sutherland (US) LLP

227 West Monroe Street

Suite 6000

Chicago, IL 60606

Attention: Craig T. Alcorn; Mark Sherrill

E-mail address: craigalcorn@eversheds-sutherland.com; marksherrill@eversheds-sutherland.com

(c)            if to a Consenting Star Buds Seller Note Party, to the address or e-mail addresses set forth on such Consenting Star Buds Seller Note Party’s signature page to this Agreement, with a copy to:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street NE, Suite 2800

Atlanta, GA 30309-4528

Attention: Shannon Baxter

E-mail address: SBaxter@ktslaw.com; and

(d)           if to the Consulting Party, to the address or e-mail addresses set forth on such Consulting Party’s signature page to this Agreement.

(e)            Any notice given by delivery, mail, or courier shall be effective when received, and any notice delivered or given by electronic mail shall be effective immediately when sent.

16.10.     Independent Due Diligence and Decision Making. Each Consenting Senior Noteholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties and it has been represented by counsel or other advisors (or has had ample opportunity to seek representation or advice from counsel or other advisors) in connection with this Agreement and the Restructuring Transactions.

16.11.     Enforceability of Agreement. Each of the Parties, to the extent applicable and enforceable, waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code or any similar provision in any applicable Proceeding, and expressly stipulates and consents hereunder to the prospective modification such provisions for purposes of exercising termination rights under this Agreement, to the extent that a court with proper jurisdiction determines that such relief is required.

16.12.     No Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties fully reserve any and all of their rights, remedies, claims, and defenses. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any Proceeding other than a Proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

16.13.     Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

16.14.     Several, Not Joint, Claims. Except where otherwise expressly specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint, and no Party shall be liable for any failure by another Party to comply with its obligations under this Agreement.

16.15.     Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

16.16.     Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party. No failure of any Party to exercise, and no delay in exercising, any such right, power, or remedy shall operate as a waiver of any such right, power, or remedy.

16.17.     Capacities of the Consenting Senior Noteholders. Each Consenting Senior Noteholder has entered into this Agreement on account of all Company Claims/Equity Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Equity Interests. Notwithstanding the foregoing, the Parties understand that the Consenting Senior Noteholders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Parties acknowledge and agree that, to the extent that a Consenting Senior Noteholder expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Consenting Senior Noteholder, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk, business group or Affiliate of the Consenting Senior Noteholder so long as they are not acting at the direction or for the benefit of such Consenting Senior Noteholder or such Consenting Senior Noteholder’s investment in the Company Parties; provided that the foregoing shall not otherwise diminish or otherwise affect the obligations and liability therefor of any legal entity that (a) executes this Agreement or (b) on whose behalf this Agreement is executed by a Consenting Senior Noteholder.

16.18.     Survival. Notwithstanding (a) any Transfer of any Company Claims/Equity Interests in accordance with this Agreement or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 1.02, Section 14.06, Section 15, Section 16 (other than Section 16.02 in the event of a termination of this Agreement other than pursuant to Section 14.05), and any defined terms used in any of the foregoing Sections (solely to the extent used therein), shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof. Notwithstanding the termination of this Agreement, the Company Parties will comply with their obligations (or the obligations of their successors in interest) to pay the Transaction Expenses set forth in Section 16.20 hereof.

16.19.      E-mail Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 15, or otherwise, including a written approval by the Company, the Ad Hoc Committee, or the Required Consenting Senior Noteholder, as applicable, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the applicable Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including by electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

16.20.     Transaction Expenses.      Whether or not the transactions contemplated by this Agreement are consummated, the Company Parties hereby agree, on a joint and several basis, to pay in cash the Transaction Expenses as follows:

(a)            on the Termination Date, all accrued and unpaid Transaction Expenses incurred up to (and including) the Termination Date shall be paid in full in cash promptly (but in any event within five (5) Business Days) following receipt of summary invoices therefor;

(b)           on the Sale Transaction Effective Date, all accrued and unpaid Transaction Expenses incurred up to (and including) the Transaction Effective Date shall be paid in full in cash against receipt of summary invoices therefor; provided, however, that the Company Parties shall have received summary invoices for such Transaction Expenses no later than one (1) Business Day prior to the Sale Transaction Effective Date; and

(c)            in the event that any of the Liquidation Proceedings remain outstanding following the Sale Transaction Effective Date, after the Sale Transaction Effective Date, all accrued and unpaid Transaction Expenses shall be paid in full in cash by the Company Parties within five (5) Business Days of receipt of summary invoices therefor, and, in any event, no later than two (2) Business Days prior to any Liquidation Transaction Effective Date.

All invoices may be redacted or drafted to ensure the maintenance of all applicable legal privileges and shall not be required to include detailed time entries.

16.21.     Publicity; Confidentiality. The Company Parties shall submit drafts to the Ad Hoc Committee Advisors of any press releases or other public statement or public disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least three (3) Business Days prior to making any such disclosure, and shall afford the Ad Hoc Committee Advisors a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall incorporate any such reasonable comments in good faith. Except as required by Law, no Party or its advisors shall (a) use the name of any Consenting Senior Noteholder or any Ad Hoc Committee Advisors in any public manner (including in any press release) with respect to this Agreement, the Restructuring Transactions, or any of the Definitive Documents without such Consenting Senior Noteholder’s or Ad Hoc Committee Advisor’s prior written consent, or (b) disclose to any Person, other than advisors to the Company Parties and counsel to each of the Consenting Senior Noteholders, as applicable, the principal amount or percentage of any Company Claims/Equity Interests held by any Consenting Senior Noteholder without such Consenting Senior Noteholder’s prior written consent (it being understood and agreed that each Consenting Senior Noteholder’s signature page to this Agreement, or each Consenting Senior Noteholder’s Joinder or Transfer Agreement, as applicable, shall be redacted to remove the name of such Consenting Senior Noteholder and the amount and/or percentage of Company Claims/Equity Interests held by such Consenting Senior Noteholder); provided, however, that (i) if such disclosure is required by Law, the disclosing Party shall afford the relevant Consenting Senior Noteholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure, and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Company Claims/Equity Interests held by the Consenting Senior Noteholders, collectively. Notwithstanding the provisions in this Section 16.21, (x) any Party may disclose the identities of the other Parties in any action to enforce this Agreement or in any action for damages as a result of any breaches hereof, and (y) any Party may disclose, to the extent expressly consented to in writing by a Consenting Senior Noteholder, such Consenting Senior Noteholder’s identity and individual holdings.

16.22.     No Recourse. This Agreement may only be enforced against the named parties hereto (and then only to the extent of the specific obligations undertaken by such parties in this Agreement). All Claims or Causes of Action (whether in contract, tort, equity, or any other theory) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement, may be made only against the Persons that are expressly identified as parties hereto (and then only to the extent of the specific obligations undertaken by such parties herein). No past, present, or future direct or indirect director, manager, officer, employee, incorporator, member, partner, stockholder, equityholder, trustee, affiliate, controlling person, agent, attorney, or other representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto), nor any past, present or future direct or indirect director, manager, officer, employee, incorporator, member, partner, stockholder, equityholder, trustee, affiliate, controlling person, agent, attorney, or other representative of any of the foregoing (other than any of the foregoing that is a Party) (any such Person, a “No Recourse Party”), shall have any liability with respect to this Agreement or with respect to any Proceeding (whether in contract, tort, equity, or any other theory that seeks to “pierce the corporate veil” or impose liability of an entity against its owners or affiliates or otherwise) that may arise out of or relate to this Agreement, or the negotiation, execution, or performance of this Agreement.

16.23.     Relationship Among the Parties. It is understood and agreed that no Consenting Senior Noteholder owes any duty of trust or confidence of any kind or form to any other Party. In this regard, it is understood and agreed that any Consenting Senior Noteholder may trade in Company Claims/Equity Interests without the consent of any other Consenting Senior Noteholder, subject to applicable securities laws and the terms of this Agreement; provided, however, that no Consenting Senior Noteholder shall have any responsibility for any such trading to any other Person by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. No Consenting Senior Noteholder shall, as a result of it entering into and performing its obligations under this Agreement, be deemed to be part of a “group” (as that term is used in Section 13(d) of the Exchange Act) with any other Party. For the avoidance of doubt, no action taken by a Consenting Senior Noteholder pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Consenting Senior Noteholders are in any way acting in concert or as such a “group.”

16.24.     Tax Matters. Each Party hereby acknowledges and agrees that the terms of the Restructuring Transactions shall be structured to minimize the tax impact of the Restructuring Transactions on the Company Parties and the Consenting Senior Noteholders while preserving or otherwise maximizing favorable tax attributes (including tax basis) of the post-Restructuring Transactions companies, as a result of the consummation of the Restructuring Transactions to the extent practicable, in each case as determined by the Required Consenting Senior Noteholder.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

[Signature Pages Follow]

Company Parties’ Signature Pages to this Restructuring Support Agreement

COMPANY:

MEDICINE MAN TECHNOLOGIES, INC.

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

DOUBLE BROW, LLC

By: Schwazze Colorado, LLC, its Sole Member

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

MISSION HOLDING, LLC

By: Schwazze Colorado, LLC, its Sole Member

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

SCG HOLDING, LLC

By: Medicine Man Technologies, Inc., its Sole Member

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

SCHWAZZE COLORADO LLC

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

SCHWAZZE BIOSCIENCES, LLC

By: Schwazze Colorado, LLC, its Sole Member

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

SBUD LLC

By: Schwazze Colorado, LLC, its Manager

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

MEDICINE MAN CONSULTING, INC.

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

TWO J’S LLC

By: Medicine Man Technologies, Inc., its Sole Member

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

MESA ORGANICS LTD.

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

MESA ORGANICS II LTD.

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

MESA ORGANICS III LTD.

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

MESA ORGANICS IV LTD

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

SCHWAZZE IP HOLDCO LLC

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

MIH MANAGER LLC

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

PBS HOLDCO LLC

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

FIELDS MERGER SUB, LLC

By: Schwazze Colorado, LLC, its Sole Member

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

SCHWAZZE NEW MEXICO, LLC

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

NUEVO HOLDING, LLC

By: Schwazze New Mexico, LLC, its Manager

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

NUEVO ELEMENTAL HOLDING, LLC

By: Schwazze New Mexico, LLC, its Manager

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

RESERVE 1 MANITOU, LLC

By: Emerald Fields Merger Sub, LLC, its Sole Member

By: Schwazze Colorado, LLC, its Sole Member

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

RESERVE1 LLC

By: Emerald Fields Merger Sub, LLC, its Sole Member

By: Schwazze Colorado, LLC, its Sole Member

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

LIBERTY FIELDS, LLC

By: Emerald Fields Merger Sub, LLC, its Manager

By: Schwazze Colorado, LLC, its Sole Member

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

COLORADO BLACK DIAMOND CANNABIS COMPANY, LLC

By: Emerald Fields Merger Sub, LLC, its Manager

By: Schwazze Colorado, LLC, its Sole Member

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

ELEMENTAL KITCHEN AND LABORATORIES, LLC

By: Nuevo Elemental Holding LLC, its Sole Member

By: Schwazze New Mexico, LLC, its Manager

By: Medicine Man Technologies, Inc., its Manager

By:	/s/ Forrest Hoffmaster
Name: Forrest Hoffmaster
Title: CEO

Consenting Senior Noteholders Signature Page to
this Restructuring Support Agreement

VIREO HEALTH OF COLORADO, LLC

/s/ John Mazarakis
Name: John Mazarakis
Title: Chief Executive Officer

Address: 207 South 9th Street, Minneapolis, MN 55402

E-mail address(es): johnmazarakis@vireohealth.com; seanapfelbaum@vireohealth.com

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Notes Claims

Consulting Parties Signature Page to
this Restructuring Support Agreement

JUSTIN DYE

/s/ Justin Dye
Name: Justin Dye
Title: Individual
Address:
E-mail address(es): justin@dyecapital.com

Consenting Star Buds Seller Note Parties Signature Page to
this Restructuring Support Agreement

COLORADO HEALTH CONSULTANTS LLC

STARBUDS AURORA LLC

SB ARAPAHOE LLC

STARBUDS COMMERCE CITY LLC

STARBUDS PUEBLO LLC

STARBUDS ALAMEDA LLC

CITI-MED LLC

STARBUDS LOUISVILLE LLC

KEW LLC

LUCKY TICKET LLC

STARBUDS NIWOT LLC

LM MJC LLC

MOUNTAIN VIEW 44TH LLC

/s/ Peter Sack
Name: Peter Sack
Title: Authorized Person
E-mail address(es): psack@chicagoatlantic.com

Aggregate Amounts Beneficially Owned or Managed on Account of:
Star Buds Seller Notes Claims

EXHIBIT A

Restructuring Term Sheet

(See attached.)

Final Execution Version

RESTRUCTURING TERM SHEET

October 10, 2025

THIS RESTRUCTURING TERM SHEET (TOGETHER WITH ALL EXHIBITS, ANNEXES, APPENDICES AND SCHEDULES ATTACHED HERETO, THIS “TERM SHEET”) SETS FORTH CERTAIN MATERIALS TERMS OF PROPOSED RESTRUCTURING TRANSACTIONS (“RESTRUCTURING TRANSACTIONS”) WITH RESPECT TO THE CAPITAL STRUCTURE OF MEDICINE MAN TECHNOLOGIES, INC. (“MMT”, AND TOGETHER WITH ITS SUBSIDIARIES, EACH, A “COMPANY PARTY”, AND COLLECTIVELY, THE “COMPANY PARTIES”) THAT WILL BE IMPLEMENTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE RESTRUCTURING SUPPORT AGREEMENT DATED AS OF OCTOBER 10, 2025 (TOGETHER WITH ALL EXHIBITS, ANNEXES, APPENDICES, AND SCHEDULES THERETO, EACH AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “RSA”) TO WHICH THIS TERM SHEET IS ATTACHED. THIS TERM SHEET DOES NOT DESCRIBE ALL TERMS AND CONDITIONS THAT WOULD BE REQUIRED IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS INVOLVING THE COMPANY PARTIES, AND REMAINS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE ACCEPTABLE IN ALL RESPECTS TO THE AD HOC COMMITTEE1 AND, SOLELY AS PROVIDED IN THIS TERM SHEET, THE COMPANY PARTIES.

THIS TERM SHEET IS FOR SETTLEMENT DISCUSSION PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE RULES, INCLUDING STATE AND FOREIGN LAW EQUIVALENTS.

THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN IS CONFIDENTIAL AND MAY NOT BE DISCLOSED TO ANY PERSON OR ENTITY (OTHER THAN THE COMPANY’S OFFICERS, DIRECTORS AND ADVISORS) WITHOUT THE PRIOR WRITTEN CONSENT OF THE AD HOC COMMITTEE AND THE COMPANY PARTIES.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY CHAPTER 11 PLAN, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, WILL ONLY BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, INSOLVENCY, AND/OR OTHER APPLICABLE LAWS.

Overview
Transaction Implementation[2]	The Company Parties, the Consenting Senior Noteholders, the Consulting Party and the Consenting Star Buds Seller Note Parties each agree to a comprehensive restructuring of the Company Parties upon the terms set forth in the RSA and herein.

	▪	On or prior to execution of the RSA:

		(a)	MMT’s board of directors (the “Board”) shall have reconstituted the special restructuring committee to the Board (the “Special Committee”) to be comprised of three independent directors acceptable to the Ad Hoc Committee, which Special Committee shall have the sole and exclusive power and authority to negotiate, approve and bind the Company with respect to a restructuring, including the Restructuring Transactions, as set forth herein, as evidenced by resolutions duly passed by the Company’s Board (which resolutions shall be in form and substance acceptable to the Ad Hoc Committee);

1 For purposes of this Term Sheet, the term “Ad Hoc Committee” refers to the term “Required Consenting Senior Noteholder” as defined in the RSA.

2 Capitalized terms used but not defined in this Term Sheet shall have the meaning ascribed to such terms in the RSA.

(b)	MMT shall have appointed an interim Chief Financial Officer acceptable to the Ad Hoc Committee (it being understood that Philippe Faraut is acceptable); and

(c)	The Ad Hoc Committee and MMT shall have agreed in writing on key terms with respect to certain employee compensation matters, it being understood that the terms set forth on Exhibit A attached hereto are acceptable.

▪	The Restructuring Transactions to be implemented shall include, without limitation, the following, as set forth in further detail in this Term Sheet.

(a)	Sale Transaction: The Restructuring Transactions shall be implemented pursuant to, among other things, a definitive asset purchase agreement, in form and substance acceptable to MMT and the Ad Hoc Committee (the “APA”, and together with all other definitive agreements, documents, instruments and certificates that are necessary or advisable to implement the transactions contemplated thereunder, the “Asset Purchase Documents”), pursuant to which an entity established and designated as the “purchaser” under the APA (the “Purchaser”) by the Senior Notes Collateral Agent (as defined below), acting at the direction of the members of the Ad Hoc Committee, shall, in connection with the Sale Proceeding (as defined below), seek to acquire certain specified assets of the Company Parties (the “Acquired Assets”) and assume certain specified liabilities of the Company Parties (the “Assumed Liabilities”), in each case, as shall be expressly set forth in the APA, subject to the definitive terms and conditions to be set forth in the APA (the “Sale Transaction”). For the avoidance of doubt, all other assets of the Company Parties (other than Acquired Assets) and all other liabilities of the Company Parties (other than Assumed Liabilities) shall be deemed “Excluded Assets” and “Excluded Liabilities”, respectively, and shall not be acquired or assumed (as applicable) under the APA, and shall instead become subject to and treated in accordance with the Liquidation Proceedings (as defined below). It is understood and agreed that in connection with the Sale Transaction, any of the Restructuring Transactions or otherwise, no parent company of NewCo will be assuming or becoming liable for any indebtedness or other liabilities of NewCo, MMT or any of their respective subsidiaries.

(b)	Liquidation Proceedings: On or after the date that all conditions to the effectiveness of the Sale Transaction have been satisfied (or waived) in accordance with the terms of the Asset Purchase Documents and the Sale Transaction is consummated (the “Sale Transaction Effective Date”), the Company Parties shall each commence (such commencement date, which shall be acceptable to the Ad Hoc Committee, the “Liquidation Proceedings Commencement Date”) one or more liquidation or wind down proceedings under applicable state law (which may include, without limitation, a receivership, liquidation, assignment for the benefit of creditors, dissolution, or other proceeding) in each applicable U.S. jurisdiction (each, a “Liquidation Proceeding”, and collectively, the “Liquidation Proceedings”) for the purposes of liquidating the Excluded Assets held by the Company Parties and distributing the proceeds thereof in accordance with the Priority Waterfall (as defined below) (each, a “Liquidation Transaction”, and collectively, the “Liquidation Transactions”), discharging the Excluded Liabilities and winding down the Company Parties, with each such Liquidation Proceeding being in form and substance acceptable to the Ad Hoc Committee.

Sale Proceeding	The Sale Transaction shall be implemented as a public disposition of collateral pursuant to §§ 9-610 and 9¬ 611 of the Uniform Commercial Code (the “UCC”) conducted by the collateral agent for the Senior Notes (the “Senior Notes Collateral Agent”), coupled with a consensual assignment of other property by the Company Parties to the winning bidder. The Senior Notes Collateral Agent, acting at the direction of the members of the Ad Hoc Committee, or an agent or assignee of the Senior Notes Collateral Agent, shall credit bid at the public disposition (“Senior Notes Credit Bid”) in an amount of Senior Notes Obligations (as applied pro rata across all Senior Noteholders) determined by the Ad Hoc Committee (the “Senior Notes Credit Bid Amount”).

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If the winning bid is a third-party bid payable in cash, the cash proceeds shall be applied first to pay the costs of the Sale Transaction, including, without limitation, the Transaction Expenses, and the remainder shall be allocated to satisfy the Senior Notes Obligations until paid in full in cash.

If the winning bid is the Senior Notes Credit Bid, the purchase price shall be applied to satisfy and cancel the Senior Notes Credit Bid Amount.

Sale Proceeding Milestones: The Sale Proceeding shall be subject to the following milestones (which milestones may be extended with the prior written consent, including by email from counsel, of the Ad Hoc Committee in its sole and absolute discretion) (each, a “Sale Proceeding Milestone” and, collectively, the “Sale Proceeding Milestones”):

(a)	No later than the date of execution and effectiveness of the RSA, the Company Parties shall have issued a public press release statement concerning the Restructuring Transactions in a form mutually acceptable to the Ad Hoc Committee and the Company Parties;

(b)	No later than October 10, 2025, the Company Parties shall have delivered to the Ad Hoc Committee Advisors (as defined in the RSA) the results of a bring-down lien search;

(c)	No later than October 10, 2025, the Company Parties shall have (i) delivered to the Ad Hoc Committee the forms of publication and creditor notices that are expected to be sent in connection with the Sale Proceeding, (ii) identified to the Ad Hoc Committee potential interested parties to be solicited in connection with the Sale Proceeding (“Interested Party List”), (iii) delivered to the Ad Hoc Committee a form of process letter and teaser materials based only on publicly available information describing, among other things, the operations and assets of the Company Parties and the anticipated Sale Proceeding, and any other marketing materials expected to be solicited in connection with the Sale Proceeding (the “Marketing Materials”), (iv) established a virtual data room and prepared a form of confidentiality agreement for use by prospective bidders in connection with the Sale Proceeding, (v) delivered all other documents necessary or advisable to commence and conduct the Sale Proceeding, in the case of each of the foregoing clauses (i) and (iii)-(v), in form and substance acceptable to the Ad Hoc Committee and reasonably acceptable to the Company Parties;

(d)	No later than October 10, 2025 (the “APA Agreement Date”), the Company Parties and the Ad Hoc Committee shall have agreed in writing upon the substantially final form of the definitive APA, including a definitive list of all Acquired Assets and Assumed Liabilities, and all schedules and exhibits to the APA, each of which shall be in form and substance acceptable to the Ad Hoc Committee and reasonably acceptable to the Company Parties;

(e)	No later than October 13, 2025, the Ad Hoc Committee shall have delivered a written instruction letter to the Senior Notes Collateral Agent directing the Senior Notes Collateral Agent to commence the foreclosure process in accordance with the terms of this Term Sheet, the RSA and the APA;

(f)	No later than October 13, 2025, (i) notification of the Sale Transaction shall have been sent in accordance with UCC § 9-611, (ii) one or more advertisements of the Sale Transaction shall have been published in such places as determined by the Senior Notes Collateral Agent and the Ad Hoc Committee, and (iii) the Company Parties shall have sent the Marketing Materials to the parties-in-interest identified in the Interested Party List;

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(g)	Within twenty-eight (28) calendar days following step (f) above, but in any event no later than November 10, 2025, the deadline for the submission of bids shall have occurred;

(h)	Within thirty-one (31) calendar days following step (f) above, but in any event no later than November 13, 2025, the public disposition auction, in the venue and format determined by the Senior Notes Collateral Agent and the Ad Hoc Committee, shall have taken place;

(i)	Within thirty-five (35) calendar days following step (f) above, but in any event no later than November 17, 2025 (the “APA Effective Date”), the Company Parties, the Senior Notes Collateral Agent and the Purchaser shall have executed the APA, and the APA shall be in full force and effect; and

(j)	Within ninety (90) calendar days after the APA Effective Date (“Outside Sale Transaction Effective Date”), the Sale Transaction Effective Date shall have occurred; provided, however, that the Outside Sale Transaction Effective Date may be extended by an additional 30 days if necessary to obtain requisite regulatory approvals (so long as all other conditions to effectiveness of the APA have otherwise been satisfied or are capable of being satisfied).

On the Sale Transaction Effective Date, all Acquired Assets expressly designated as such under the APA shall be transferred to and vest in the Purchaser free and clear of all liens, Claims, and encumbrances (other than any Assumed Liabilities expressly designated as such under the APA) pursuant to the APA.

In connection with the Sale Transaction, (a) the Acquired Assets shall not include any assets other than those assets expressly designated under the APA, and (b) the Assumed Liabilities shall not include any liabilities other than those liabilities expressly designated under the APA, and shall expressly exclude all other liabilities, including, for the avoidance of doubt, among other liabilities:
(a)	the Nuevo Notes, Everest Notes, and Akimbo deferred payments;

(b)	all accrued but unpaid tax liabilities of the Company Parties; and

(c)	all claims and causes of action asserted by SHWZ Altmore LLC (“Altmore”), including, without limitation, all claims asserted under the loan agreement dated February 26, 2021 by and between Altmore, as lender, and PBS HoldCo, LLC, a subsidiary of MMT, as borrower, and the guaranty agreement dated February 26, 2021, by and between Altmore, as lender, and MMT, as guarantor, and any and all claims and causes of action asserted by Altmore(collectively, the “Altmore Claims”).

Other Transaction Summaries
Senior Notes Claims	On the Sale Transaction Effective Date, each holder of Senior Notes Claims shall receive, in full and final release and satisfaction of its pro rata portion of the Senior Notes Credit Bid Amount, its pro rata share of approximately 82.39% of the New Equity Interests to be issued by NewCo as of the Sale Transaction Effective Date (after giving effect to transactions occurring on the Sale Transaction Effective Date, but subject to dilution by the exercise of conversion rights under the New Tranche B First Lien Debt, the Management Incentive Plan, and any potential future equity issuance(s)), as depicted in Exhibit C hereto). In addition, all holders of Senior Notes that enter into the RSA shall receive, on the Sale Transaction Effective Date, their pro rata share of a consent premium equal to approximately 11.70% of the New Equity Interests issued by NewCo as of the Sale Transaction Effective Date (the “Supporting Senior Noteholder Consent Premium”) (after giving effect to transactions occurring on the Sale Transaction Effective Date, but subject to dilution by the exercise of conversion rights under the New Tranche B First Lien Debt, the Management Incentive Plan, and any potential future equity issuance(s)), as depicted in Exhibit C hereto.

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Upon each of the first three annual anniversaries of the Sale Transaction Effective Date, each holder of New Equity Interests (other than the Required Consenting Senior Noteholder) issued hereunder shall have the right to cause the parent company of NewCo to acquire its New Equity Interests using newly issued unregistered restricted shares of the parent company issued at the higher of $0.54 per share or the parent company’s twenty-day VWAP per share, or such price as required by Canadian securities law. The implied value of such New Equity Interests shall be valued by calculating the equity value that results from the enterprise value of NewCo calculated using a 4.0x EBITDA multiple multiplied by the trailing twelve-month EBITDA of NewCo as of the most recent month end (in each case, enterprise value and EBITDA will be calculated in accordance with the Definitive Agreements). From and after the third annual anniversary of the Sale Transaction Effective Date, the parent company of NewCo will have the right, at any time, to acquire any or all New Equity Interests of each holder of New Equity Interests (other than the Required Consenting Senior Noteholder) issued hereunder using newly issued unregistered restricted shares of the parent company issued at the higher of $0.54 per share or the parent company’s twenty-day VWAP per share, or such price as required by Canadian securities law. The implied value of such New Equity Interests shall be as set forth above.

Senior Notes Remaining Amount	Any amounts remaining outstanding under the Senior Notes other than the Senior Notes Credit Bid Amount (the “Senior Notes Remaining Amount”) shall remain valid, secured Senior Notes Obligations (as defined in the RSA) and shall be entitled, on the applicable closing date, effective date or judicial approval date (as applicable) of a Liquidation Transaction (each, a “Liquidation Transaction Effective Date”), to the net cash proceeds resulting from the monetization, disposition, sale or liquidation of the Excluded Assets owned by the Company Parties pursuant to the Liquidation Proceedings (as applicable) in accordance with the Priority Waterfall, until such Senior Notes Remaining Amount is paid in full in cash.
“Priority Waterfall” refers to the distribution of net cash proceeds resulting from the monetization, disposition, sale or liquidation of the Excluded Assets owned by the applicable Company Parties pursuant to a Liquidation Transaction in accordance with applicable law, following the prior payment in full of all Claims and obligations that are senior in priority (after taking into account lien priority, payment priority, structural subordination and contractual subordination).

Star Buds Claims	On the Sale Transaction Effective Date, holders of seller note Claims (the “Star Buds Claims”) arising under those certain Asset Purchase Agreements, in each case dated as of June 5, 2020, by and among, inter alios, SBUD LLC, as purchaser, MMT and each of the seller parties party thereto (such sellers, collectively, the “Star Buds Seller Note Parties”) shall have the entire aggregate amount of all such Star Buds Claims refinanced pursuant to the New Tranche A First Lien Debt in full and final satisfaction of such Star Buds Claims.

All Other Claims	All other Claims against the Company Parties (other than the Senior Notes Credit Bid Amount, the Assumed Liabilities, and the Star Buds Claims) shall be entitled, on the applicable Liquidation Transaction Effective Date, to the distribution (in accordance with and subject to the Priority Waterfall) of the net cash proceeds (if any) resulting from the monetization, disposition, sale or liquidation of the Excluded Assets owned by the Company Parties pursuant to the Liquidation Proceedings (as applicable), and such Claims shall be deemed discharged or canceled in connection with such Liquidation Proceedings.

Equity Interests	Holders of all outstanding equity interests, including common stock, preferred stock, warrants, options, rights to convert into equity interests, stock options, stock appreciation rights, phantom stock, or other equity incentives issued or granted by MMT shall not be entitled to receive any distributions (except to the extent entitled to a distribution in connection with the Liquidation Proceedings in accordance with the Priority Waterfall as described in the preceding paragraph), and shall be deemed discharged or canceled in connection with the Liquidation Proceedings.

General Provisions
New Equity Interests	On the Sale Transaction Effective Date, NewCo shall issue the New Equity Interests in accordance with the New Organizational Documents (as defined below) and this Term Sheet.

“NewCo” shall refer to either (a) the Purchaser, or (b) to the extent applicable, the ultimate parent entity established by the Senior Notes Collateral Agent, at the direction of the members of the Ad Hoc Committee (after consultation with the Company Parties), that will own, directly or indirectly, 100% of the equity interests in the Purchaser.

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New Tranche A First Lien Debt	On the Sale Transaction Effective Date, pursuant to the New Money Financings (as defined below), NewCo shall issue up to $49,710,112.98 in principal amount of new first lien debt (the “New Tranche A First Lien Debt”), with the following terms:

Issuer:	NewCo
Guarantors:	All direct and indirect subsidiaries of NewCo, including the Purchaser
Amount:	Up to $49,710,112.98, comprised of (i) $44,250,000 on account of refinancing the Star Buds Claims, (ii) $4,500,000 on account of new money for payment of Transaction Expenses and, if applicable, cash to NewCo’s balance sheet to be used for general corporate purposes (or, if applicable and to the extent not funded by the Consulting Party, such lesser amount necessary to pay remaining Transaction Expenses) and (iii) $960,112.98 on account of the Commitment Premium
Priority:	Senior secured debt of the Issuer and the Guarantors
Security:	All assets of the Issuer and Guarantors (subject to exclusions acceptable to the Ad Hoc Committee)
Use of Proceeds:	To refinance the Star Buds Claims in accordance with this Term Sheet, for payment of Transaction Expenses and, if applicable, cash to NewCo’s balance sheet to be used for general corporate purposes
Interest:	12.00% payable in cash semi-annually
Maturity:	December 31, 2031
Exit Fee:	10.00% of the New Tranche A First Lien Debt, payable in cash upon the earlier of the repayment or acceleration of the New Tranche A First Lien Debt, or upon maturity
Affirmative and Negative Covenants:	Acceptable to the Ad Hoc Committee
Financial Maintenance Tests:	TBD

The New Tranche A First Lien Debt shall be governed by a new credit facility, loan agreement, indenture, collateral, pledge and security agreements, intercreditor agreement and/or such other agreements, notes and instruments, as determined by the Ad Hoc Committee (in consultation with the Company Parties) (the “New First Lien Debt Documents”), which shall be consistent with this Term Sheet and shall otherwise be in form and substance acceptable to the Ad Hoc Committee and reasonably acceptable to the Company Parties.

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New Tranche B First Lien Debt	On the Sale Transaction Effective Date, pursuant to the New Money Financings, NewCo shall issue up to $12,740,263.63 in principal amount of new first lien convertible debt (the “New Tranche B First Lien Debt”; and together with the New Tranche A First Lien Debt, the “New First Lien Debt”), with the following terms:

Issuer:	NewCo
Guarantors:	All direct and indirect subsidiaries of NewCo, including the Purchaser
Amount:	Up to $12,740,263.63, comprised of (i) $10,500,000 on account of new money for payment of Transaction Expenses and, if applicable, cash to NewCo’s balance sheet to be used for general corporate purposes (or, if applicable and to the extent not funded by the Consulting Party, such lesser amount necessary to pay remaining Transaction Expenses) and (ii) $2,240,263.63 on account of the Commitment Premium
Security:	All assets of the Issuer and Guarantors (subject to exclusions acceptable to the Ad Hoc Committee)
Priority:	Senior secured debt of the Issuer and the Guarantors
Use of Proceeds:	Payment of Transaction Expenses and, if applicable, cash to NewCo’s balance sheet to be used for general corporate purposes
Interest:	12.00% payable in cash semi-annually
Maturity:	December 31, 2033
Exit Fee:	N/A
Equity Upon Conversion:	Approximately 15.05% of the New Equity Interests issued or reserved for future issuance by NewCo as of immediately after the Sale Transaction Effective Date (comprised of 12.4% of the New Equity Interests on account of the investment in the New Tranche B First Lien Debt (based on a $10.5M amount), and 2.65% of the New Equity Interests on account of the Commitment Premium relating to the New Tranche B First Lien Debt), after giving full effect to the transactions occurring on the Sale Transaction Effective Date, the Management Incentive Plan and full conversion of the New Tranche B First Lien Debt, as depicted in Exhibit C hereto, which New Tranche B First Lien Debt shall be convertible immediately upon occurrence of the Sale.
Subject to the timing limitations to be set forth in the Definitive Documents, upon each of the first three annual anniversaries of the Sale Transaction Effective Date, to the extent any holder of the New Tranche B First Lien Debt has converted any such New Tranche B First Lien Debt into New Equity Interests prior to such time, each such holder shall have the right to cause the parent company of NewCo to acquire the New Equity Interests then held by such holder using newly issued unregistered restricted shares of the parent company issued at the higher of $0.54 per share or the parent company’s twenty-day VWAP per share or such price as required by Canadian securities law. The implied value of the then-owned New Equity Interests shall be valued by calculating the equity value that results from the enterprise value of NewCo calculated using a 4.0x EBITDA multiple multiplied by the trailing twelve-month EBITDA of NewCo as of the most recent month end (in each case, enterprise value and EBITDA will be calculated in accordance with the Definitive Agreements). From and after the third annual anniversary of the Sale Transaction Effective Date, with respect to any New Equity Interests resulting from the conversion of any New Tranche B First Lien Debt at any time, the parent company of NewCo will have the right, at any time, to acquire any or all such New Equity Interests then held by each holder using newly issued unregistered restricted shares of the parent company issued at the higher of $0.54 per share or the parent company’s twenty-day VWAP per share, or such price as required by Canadian securities law. The implied value of such New Equity Interests shall be as set forth above.

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Voting:	The New Tranche B First Lien Debt shall be entitled to vote on matters involving member votes on an as-converted basis
Affirmative and Negative Covenants:	Acceptable to the Ad Hoc Committee
Financial Maintenance Tests:	To be determined by the Ad Hoc Committee

The New Tranche B First Lien Debt shall be governed the New First Lien Debt Documents.

Management Incentive Plan	Following the Sale Transaction Effective Date, the New Board shall adopt an equity incentive plan, consistent with Exhibit A hereto (the “Management Incentive Plan”) that provides for the payment of equity and equity-based compensation of 8.0% of the New Equity Interests issued or reserved for issuance by NewCo calculated as of immediately after the Sale Transaction Effective Date (after giving full effect to the Management Incentive Plan and full conversion of the New Tranche B First Lien Debt (without taking into account any potential future equity issuance(s))).

On or prior to the APA Effective Date, the Company Parties and the Ad Hoc Committee shall have agreed to the final form of the Management Incentive Plan, consistent with the terms set forth on Exhibit A, including (i) the form of the awards (i.e., the options, restricted units, appreciation rights, etc.), (ii) the allocations of the awards, (iii) the terms and conditions of the awards (i.e., vesting, exercise prices, base values, hurdles, performance metrics, forfeiture, repurchase rights, transferability, etc.) and (iv) the participants, which Management Incentive Plan shall be acceptable to the New Board in all respects.

Consulting Party Financing Opportunity	If the Consulting Party (as defined below) executes and delivers a joinder to the RSA and certifies that they are an “accredited investor” (as defined under Regulation D of the Securities Act), they shall have the opportunity (the “Consulting Party Financing Opportunity”) to purchase for cash, at par, their share (as determined by the Consulting Party and reasonably acceptable to the Ad Hoc Committee) of Investment Units consisting of up to $4.5 million in principal amount of New Tranche A First Lien Debt and up to $10.5 million of New Tranche B First Lien Debt, in the aggregate; provided, that to the extent the Consulting Party elects to participate in the Consulting Party Financing Opportunity for an aggregate amount less than $15 million, the allocation of such purchases shall be in the same proportion between the New Tranche A First Lien Debt and the New Tranche B First Lien Debt (unless otherwise consented to in writing by the Ad Hoc Committee). Any such New Tranche B First Lien Debt purchased by the Consulting Party shall be convertible into equity as described above.

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Concurrent with the Sale Transaction Effective Date, and in exchange for the Consulting Party’s agreement to be available to NewCo upon the NewCo’s reasonable request to, among other things, assist and provide advice with respect to strategic initiatives and transitional and operational matters (collectively, the “Consulting Services”), the New Board and the Consulting Party shall enter into a Consulting Agreement (the “Consulting Agreement”). The terms of the Consulting Agreement shall be acceptable to each of the Ad Hoc Committee, the New Board and the Consulting Party and shall provide, among other things, that:

(a)	the Consulting Party shall be Justin Dye;

(b)	the Consulting Party shall provide the Consulting Services during the term of the Consulting Agreement;

(c)	the Consulting Party shall be entitled to receive a fee under the Consulting Agreement in the form of approximately 4.55% of the New Equity Interests to be issued by NewCo as of the Sale Transaction Effective Date (after giving effect to transactions occurring on the Sale Transaction Effective Date, the Management Incentive Plan, and full conversion of the New Tranche B First Lien Debt (but without taking into account any potential future equity issuance(s)), payable quarterly (beginning with the first business day of the first full quarter following the Sale Transaction Effective Date) in equal quarterly installments over the term of the Consulting Agreement; provided, however, that upon each of the first three annual anniversaries of the Sale Transaction Effective Date, the Consulting Party shall have the right to cause the parent company of NewCo to acquire the New Equity Interests then held by the Consulting Party using newly issued unregistered restricted shares of the parent company issued at the higher of $0.54 per share or the parent company’s twenty-day VWAP per share or such price as required by Canadian securities law. The implied value of the then-owned New Equity Interests shall be valued by calculating the equity value that results from the enterprise value of NewCo calculated using a 4.0x EBITDA multiple multiplied by the trailing twelve-month EBITDA of NewCo as of the most recent month end (in each case, enterprise value and EBITDA will be calculated in accordance with the Definitive Agreements). From and after the third annual anniversary of the Sale Transaction Effective Date, the parent company of NewCo will have the right, at any time, to acquire any or all New Equity Interests then held by the Consulting Party using newly issued unregistered restricted shares of the parent company issued at the higher of $0.54 per share or the parent company’s twenty-day VWAP per share, or such price as required by Canadian securities law. The implied value of such New Equity Interests shall be as set forth above; and

(d)	the Consulting Agreement shall have a term of not less than 3 years from the Sale Transaction Effective Date.

On or prior to the APA Effective Date, the Company Parties and the Ad Hoc Committee shall have agreed upon the final form of the Consulting Agreement, memorializing and formalizing all terms of the Consulting Agreement, consistent with the terms hereof and otherwise on terms and conditions acceptable to the Ad Hoc Committee and the Consulting Party.
Employee Retention Plan	Following the Sale Transaction Effective Date, the New Board shall adopt a plan for the retention of certain executive team members and other key employees identified by the New Board as having specialized knowledge or experience critical to the success of NewCo on terms consistent with Exhibit A hereto (the “Employee Retention Plan”).

On or prior to the APA Effective Date, the Company Parties and the Ad Hoc Committee shall have agreed upon the final form of the Employee Retention Plan, consistent with the terms set forth on Exhibit A hereto, which Employee Retention Plan shall be acceptable to the New Board in all respects.

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Executive Employment Agreements	Following the Sale Transaction Effective Date, the New Board shall enter into new employment agreements with certain specified employees consistent with Exhibit A hereto (the “Executive Employment Agreements”).

On or prior to the APA Effective Date, the Company Parties and the Ad Hoc Committee shall have agreed upon the final form of the Executive Employment Agreements, which shall be acceptable to the Ad Hoc Committee and the New Board in all respects.

Existing Board	On or prior to the Sale Transaction Effective Date, NewCo shall have (i) issued to the Company’s existing Board, excluding the Consulting Party, New Equity Interests having an aggregate value of $200,000 as of the Sale Transaction Effective Date, on account of accrued but unpaid fees, to be split pro rata amongst such Board members, [3] and (ii) paid the members of the Special Committee (excluding for the avoidance of doubt the Consulting Party) an aggregate cash payment of $200,000 for services provided prior to the Sale Transaction Effective Date, to be split pro rata amongst the members of the Special Committee. The put and call rights set forth in the last paragraph of the “Senior Notes Claims” section above will apply to all such New Equity Interests contemplated in this section, mutatis mutandis.

Backstop Commitment	The Required Consenting Senior Noteholder (the “Commitment Party”) shall backstop the Consulting Party Financing.

Under the RSA, NewCo will have the right to require the Commitment Party to purchase that number of Investment Units not otherwise purchased in the Consulting Party Financing Opportunity, up to a total amount equal to the remaining amount of the Non-Purchased Financing Opportunity Amount necessary to pay remaining Transaction Expenses (the “Commitment Amounts”), subject to the terms and conditions set forth in the RSA and this Term Sheet.

In exchange for NewCo’s right to require the Commitment Party to fund its Commitment Amount on the terms and conditions set forth in the RSA, on the Sale Transaction Effective Date, the Commitment Party shall receive a nonrefundable put option premium (the “Commitment Premium”), earned as of the date hereof and payable on the Sale Transaction Effective Date, in the form of $960,112.98 principal amount of New Tranche A First Lien Debt and $2,240,263.63 New Tranche B First Lien Debt.

Implementation and Proceeds of New Money Financings	The issuance of the New Tranche A First Lien Debt and the New Tranche B First Lien Debt (collectively, the “New Money Financings”) shall close substantially simultaneously with the Sale Transaction. The New Money Financings shall be implemented in the manner and on the terms and conditions set forth herein and otherwise acceptable to the Ad Hoc Committee.

The proceeds of the New Money Financings shall be used: (i) to refinance the Star Buds Claims (on the terms set forth herein), in the case of the New Tranche A First Lien Debt, (ii) to fund Transaction Expenses (as defined in the RSA), and (iii) for general corporate purposes.

Governance	The new board of directors or managers, as applicable, of NewCo (the “New Board”) shall be selected by the Ad Hoc Committee and shall be appointed on the APA Effective Date.

Notwithstanding the foregoing, Justin Dye shall be appointed the Chairman of the New Board and shall receive a payment of $300,000 per year for the first two years so long as serving in such role, in each case, solely to the extent the Consulting Party fully funds the Consulting Party Financing Opportunity in the amount of $15 million.

On the APA Effective Date, NewCo shall enter into new organizational documents, including charters, bylaws, certificates of formation or incorporation, operating agreements, shareholder agreements, the Management Incentive Plan, and/or other organizational documents (the “New Organizational Documents”), which shall be in form and substance acceptable to the Ad Hoc Committee.

[3]	The valuation underlying the $200,000 equity payment to the existing Board as set forth in clause (i) will have a dilutive effect on the (i) Senior Notes Credit Bid Amount, (ii) Consulting Fee and (iii) Supporting Senior Noteholder Consent Premium, but the equity distributions on account of the MIP and New Tranche B First Lien Debt shall retain the same underlying fully-diluted percentages as outlined in Exhibit C.

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On the Sale Transaction Effective Date, NewCo shall not be subject to SEC reporting obligations under the Exchange Act, and the New Equity Interests shall not be listed on a national securities exchange. Transfers of the New Equity Interests will be restricted by the terms of the New Organizational Documents. The Company Parties will take necessary steps upon the Liquidation Effective Date or earlier as permissible to terminate applicable SEC reporting obligations.

Releases	On the Sale Transaction Effective Date, each of the Parties to the RSA shall execute a mutual release agreement in form and substance acceptable to the Ad Hoc Committee (such mutual release agreement, the “Mutual Release Agreement”), subject to the right to enforce the RSA and the Liquidation Proceedings.

Definitive Documents	All documents contemplated by the RSA and this Term Sheet, including the New Money Financings, the New Organizational Documents, the New First Lien Debt Documents, the Mutual Release Agreement, the Consulting Agreement, the Executive Employment Agreements, and all such other documents necessary or advisable to consummate and implement the transactions contemplated therein and herein (collectively, the “Definitive Documents”) shall be acceptable to the Ad Hoc Committee (and such other parties, solely to the extent provided in this Term Sheet or the RSA).

Milestones	The Restructuring Transactions shall be implemented in accordance with the Sale Proceeding Milestones set forth in the “Sale Proceeding” section of this Term Sheet, as well as the additional milestones set forth below (together with the Sale Proceeding Milestones, each, a “Milestone” and, collectively, the “Milestones”):

(a)	Within ten (10) business days after the Sale Transaction Effective Date, the Liquidation Proceedings Commencement Date shall have occurred; and

(b)	No later than April 23, 2026, each of the Liquidation Transactions shall have been consummated and each of the Liquidation Proceedings shall have been completed.

Each of the Milestones and deadlines set forth in this Term Sheet may be extended with the prior written consent (which may include email from counsel) of the Ad Hoc Committee in its sole and absolute discretion.

Exemption from Registration	The issuance of all securities in connection with the Restructuring Transactions will be exempt from registration under the Securities Act and applicable state (blue sky) laws.

Transaction Expenses	The Company Parties shall pay the Transaction Expenses (as defined in the RSA) as set forth in the RSA.

Conditions Precedent – Sale Transaction	It shall be a condition to the consummation of the Sale Transaction that the following conditions shall have been satisfied (or waived by the Ad Hoc Committee in its sole and absolute discretion):

(a)	[Reserved];

(b)	the RSA shall not have been terminated and shall be in full force and effect, and no termination event, default or event of default arising thereunder shall have occurred;

(c)	the New Money Financings shall have closed (or will close concurrently with the Sale Transaction);

(d)	the APA shall be in full force and effect and shall not have been terminated, no termination event, default or event of default arising thereunder shall have occurred, and all conditions to consummation of the transactions contemplated thereunder shall have been satisfied (or waived by the Ad Hoc Committee) in accordance with the terms thereof;

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(e)	all Asset Purchase Documents shall have been executed by the applicable parties thereto and delivered, all conditions to the consummation of the transactions contemplated thereunder shall have been satisfied (or waived by the Ad Hoc Committee) in accordance with their respective terms and all of the Asset Purchase Documents shall be in full force and effect;

(f)	the Consulting Party Financing Opportunity shall have been conducted and, if elected by the Consulting Party, consummated and funded in accordance with the terms of the RSA and this Term Sheet;

(g)	all New First Lien Debt Documents shall have been executed by the applicable parties thereto and delivered, all conditions to the consummation of the transactions contemplated thereunder shall have been satisfied or waived by the Ad Hoc Committee, all New First Lien Debt Documents shall each be in full force and effect and the New First Lien Debt shall have been issued;

(h)	the Consulting Agreement shall have been executed by the Consulting Party;

(i)	the Executive Employment Agreements shall have been executed by all of the parties thereto;

(j)	all Definitive Documents, shall (a) be in form and substance consistent with the RSA, (b) have been duly executed by the applicable parties thereto, delivered, acknowledged, filed, and/or effectuated, as applicable, and (c) be in full force and effect;

(k)	all of the New Equity Interests contemplated to be issued in connection with the Restructuring Transactions on the Sale Transaction Effective Date shall have been validly issued by NewCo, shall be fully paid and non-assessable, and shall be free and clear of all taxes, liens, encumbrances, except as may be imposed by applicable securities laws and the New Organizational Documents;

(l)	the New Organizational Documents shall be in full force and effect;

(m)	[Reserved];

(n)	the Company shall have paid all Transaction Expenses in full in cash;

(o)	(1) the Star Buds Lessor Parties (as defined in Exhibit B) shall consent in writing to the assignment of leases in respect of properties owned by the Star Buds Lessor Parties and currently leased to the Company Parties (the “Star Buds Leases”) to NewCo on the Sale Transaction Effective Date, which Star Bud Leases shall be amended on terms and conditions (including with respect to extensions) set forth on Exhibit B hereto (the “Star Buds Term Sheet”) and otherwise as acceptable to the Ad Hoc Committee (in consultation with the Company Parties) and (2) Star Brands LLC shall consent in writing to the assignment of the Trademark License Agreement dated June 5, 2020 (the “TLA”) to NewCo on the Sale Transaction Effective Date;

(p)	any and all requisite governmental, regulatory, and third-party filings, notices, approvals, and consents shall have been made or obtained, shall be in full force and effect, and shall not be subject to any unfulfilled conditions; and

(q)	no temporary restraining order, preliminary or permanent injunction, judgment, or other law preventing, challenging, voiding, or making illegal the consummation of any of the Restructurings Transactions shall have been entered, issued, rendered, or made, nor shall any proceeding seeking any of the foregoing be commenced or pending.

Liquidation Proceedings	It shall be a condition to the consummation of any Liquidation Transaction that the following conditions shall have been satisfied (or waived by the Ad Hoc Committee in its sole and absolute discretion):

(a)	the Sale Transaction Effective Date shall have occurred;

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(b)	the RSA shall be in full force and effect and shall not have been terminated, and no termination event, default or event of default arising thereunder shall have occurred;

(c)	all Definitive Documents necessary to consummate each Liquidation Transaction and/or Liquidation Proceeding shall have been executed by the applicable parties thereto and delivered, all conditions to the consummation of the transactions contemplated thereunder shall have been satisfied (or waived by the Ad Hoc Committee) in accordance with their respective terms, and all such Definitive Documents shall be in full force and effect;

(d)	any and all requisite governmental, regulatory, and third-party filings, notices, approvals, and consents shall have been made or obtained, shall be in full force and effect, and shall not be subject to any unfulfilled conditions; and

(e)	no temporary restraining order, preliminary or permanent injunction, judgment, or other law preventing, challenging, voiding, or making illegal the consummation of any of the Restructuring Transactions shall have been entered, issued, rendered, or made, nor shall any proceeding seeking any of the foregoing be commenced or pending.

Tax Matters	The Restructuring Transactions shall be structured in a manner that optimizes the tax efficiency (including, but not limited to, by way of the preservation or enhancement of favorable tax attributes) to NewCo and the Ad Hoc Committee and is acceptable to the Ad Hoc Committee (in consultation with the Company Parties).

The Parties further agree that the purchase and sale of the Acquired Assets shall be consummated free and clear of all liabilities arising under, in connection with, or related to section 280E of the Internal Revenue Code that are accrued but unpaid as of the Sale Transaction Effective Date (and all such liabilities will be Excluded Liabilities).

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Exhibit A

Employee Compensation Matters

Omitted pursuant to Item 601(a)(5) of Regulation S-K

Exhibit B

Star Buds Settlement Term Sheet

Assignment of Star Buds Lease Agreements. On or prior to the Sale Transaction Effective Date, each affiliate of Star Buds that leases commercial property to the Company (each, a “Star Buds Lessor Party”, and collectively, the “Star Buds Lessor Parties”, and each such lease agreement, a “Star Buds Lease Agreement”) shall execute a written consent, in form and substance reasonably acceptable to the Ad Hoc Committee, pursuant to which such Star Buds Lessor consents in writing to the assignment of its rights under each Star Buds Lease Agreement to NewCo (the “Star Buds Lease Agreement Assignment”).

Lease Extensions. On or prior to the Sale Transaction Effective Date, each Star Buds Lessor shall enter into a written lease extension, in form and substance reasonably acceptable to the Ad Hoc Committee, pursuant to which (a) such Star Buds Lessor (i) exercises the lease extensions contemplated under the Star Buds Lease Agreement to which such Star Buds Lessor is a party for such duration, as determined by the Ad Hoc Committee, up to the full extension duration allowed thereunder, and (ii) extends the term of such Star Buds Lease Agreement by up to three additional years beyond the applicable lease term thereunder (in addition to, and after taking into account, any lease extensions contemplated in subsection (i) above), in each case as determined by the Ad Hoc Committee, and (b) the aggregate rental amount owed under such Star Buds Lease Agreement with respect to each such additional year of such lease term shall be increased by up to 3.5% for each such additional year, as determined by the Ad Hoc Committee (the “Lease Agreement Extension”). For the avoidance of doubt, except as modified by the foregoing, each Lease Agreement Extension shall retain the same underlying terms, including with respect to any buyout rights and/or rights of first refusal.

Assignment of Licensing Agreement. On or prior to the Sale Transaction Effective Date, Star Brands LLC shall consent in writing to the assignment of the TLA to NewCo.

Definitive Documentation. On or prior to the Sale Transaction Effective Date, in connection with the Star Buds Lease Agreement Assignment and the Lease Agreement Extension, each Star Buds Lessor shall have executed such additional instruments (each in form and substance acceptable to the Ad Hoc Committee) and shall have taken such actions as may be reasonably requested by the Ad Hoc Committee to consummate the Star Buds Lease Agreement Assignment and the Lease Agreement Extension. As of the APA Effective Date, each Star Buds Lessor and Star Brands LLC shall execute a letter agreement regarding the above matters.

Exhibit C

Illustrative Allocation of New Equity Interest

Exhibit C: Illustrative Allocation of New Equity Interest

	Pre-MIP and pre-Tranche B 1L Conversion		Illustrative Fully-Diluted (post-MIP and
	as of		post- Tranche B 1L Conversion) as of
	Sale Transaction Effective Date		Sale Transaction Effective Date
	New Equity Interests	% Total	New Equity Interests	% Total
Sr. Secured Notes Credit Bid Amount	92,799,309	82.39%	92,799,309	63.38%
Supporting Sr. Secured Notes Consent Premium	13,177,320	11.70%	13,177,320	9.00%
Consulting Fee (Dye)	6,661,867	5.91%	6,661,867	4.55%
Management Incentive Plan			11,713,173	8.00%

Tranche A/B First Lien Debt
New Money(1)			18,183,789	12.42%
Commitment Premium			3,879,208	2.65%
Total	112,638,496	100.00%	146,414,666	100.00%

(1) The Consulting Party will receive up to 12.42% of the equity subject to their participation in the Tranche A First Lien Debt and Tranche B First Lien Debt. The equity allocation will reflect a pro rata share of the Consulting Party's investment up to $4.5M of Tranche A First Lien Debt and up to $10.5M of Tranche B First Lien Debt

Note: Amounts above reflect equity issuance and equity underlying Tranche B 1L as of Sale Transaction Effective Date.

For illustrative purposes, Illustrative Fully-Diluted scenario assumes all shares allocated to the Management Incentive Plan are outstanding

EXHIBIT B

Form of Transfer Agreement

The undersigned (the “Transferee”) hereby acknowledges that it has read and understands that certain Restructuring Support Agreement, dated as of October 10, 2025 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”),1 by and among the Parties thereto, including the transferor to the Transferee of any Company Claims/Equity Interests (each such transferor, the “Transferor”).

1.            Agreement to be Bound. The Transferee hereby agrees to be bound by all of the terms and conditions of the Agreement, a copy of which is attached hereto as Annex I (as the same has been or may hereafter be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), applicable to the Company Claims/Equity Interests being transferred to the Transferee. The Transferee shall hereafter be deemed to be a [“Consenting Senior Noteholder”]/[“Consenting Star Buds Seller Note Party”]/[“Consulting Party”] and a “Party” for all purposes under the Agreement and with respect to all Company Claims/Equity Interests held by such Transferee.

2.            Representations and Warranties. The Transferee hereby makes all representations and warranties of the Parties and [Consenting Senior Noteholders]/[Consenting Star Buds Seller Note Parties]/[Consulting Party] set forth in the Agreement to each other Party as of the date of the Transfer.

3.            Notice. The Transferee shall deliver an executed copy of this transfer agreement (the “Transfer Agreement”) to the Parties identified in Section 16.09 of the Agreement.

[Signature Page Follows.]

[1]	Capitalized terms used but not otherwise defined herein shall having the meanings ascribed to such terms in the Agreement.

Date Executed: [•]

[TRANSFEREE]

Name:
Title:
Address:
E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Notes Claims:

Star Buds Seller Notes Claims:
Other Claims:

[Signature Page to Transfer Agreement]

Annex I to Transfer Agreement

Restructuring Support Agreement

(See attached.)

EXHIBIT C

Form of Joinder Agreement

The undersigned (the “Joinder Party”) hereby acknowledges that it has read and understands that certain Restructuring Support Agreement, dated as of October 10, 2025 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”),1 by and among the Parties thereto.

1.            Agreement to be Bound. The Joinder Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached hereto as Annex I (as the same has been or may hereafter be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the provisions hereof). The Joinder Party shall hereafter be deemed to be one of the “Consenting Senior Noteholders” and a “Party” for all purposes under the Agreement and with respect to all Company Claims/Equity Interests held by such Joinder Party.

2.            Representations and Warranties. The Joinder Party hereby makes all representations and warranties of the Parties and Consenting Senior Noteholders set forth in the Agreement to each other Party as of the date of this Joinder.

3.            Notice. The Joinder Party shall deliver an executed copy of this joinder agreement (the “Joinder”) to the Parties identified in Section 16.09 of the Agreement.

[Signature Page Follows.]

[1]	Capitalized terms used but not otherwise defined herein shall having the meanings ascribed to such terms in the Agreement.

Date Executed: [•]

[JOINDER PARTY]

Name:
Title:
Address:
E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Notes Claims:

[Signature Page to Joinder]

Annex I to Joinder

Restructuring Support Agreement

(See attached.)

[Signature Page to Joinder]

EXHIBIT D

Initial Thirteen-Week Cash Flow Forecast

Omitted pursuant to Item 601(a)(5) of Regulation S-K